UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

LIZ CLAIBORNE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY MATERIALS

1441 Broadway
New York, New York 10018

April [  ] 2009

Fellow Stockholders:

It is with great pleasure that I invite you to this year’s Annual Meeting of Stockholders, which will be held on Thursday, May 21, 2009, at our offices at 1441 Broadway, New York, New York.

The meeting will start at 10:00 a.m., local time.

As we did last year, we are utilizing U.S. Securities and Exchange Commission rules allowing companies to furnish their proxy materials over the Internet. Instead of a paper copy of this Proxy Statement and our 2008 Annual Report, most of our stockholders are receiving a notice regarding the availability of our proxy materials. The notice includes instructions on how to access the proxy materials over the Internet. The notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our 2009 Annual Report and a form of proxy card.

I appreciate your continued confidence in our Company and look forward to seeing you on May 21st.

Sincerely,

/s/ William L. McComb

William L. McComb
Chief Executive Officer

LIZ CLAIBORNE, INC.
Notice of Annual Meeting
and
Proxy Statement
Annual Meeting of Stockholders
May 21, 2009

1441 Broadway
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Liz Claiborne, Inc. will hold its Annual Meeting of Stockholders on Thursday, May 21, 2009 at its offices at 1441 Broadway, New York, NY 10018, beginning at 10:00 a.m., local time.

Purposes of the meeting:

•	To elect three Directors;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2009 fiscal year;

•	To vote on a charter amendment to remove supermajority vote requirements;

•	To vote on a stockholder proposal as described in the Proxy Statement; and

•	To consider all other appropriate matters brought before the meeting.

Who may attend:

Only stockholders, persons holding proxies from stockholders, and representatives of the media and financial community may attend the meeting.

What to bring:

If your shares are registered in your name, you do not need to bring anything other than picture identification. If, however, your shares are held in the name of a broker, trust, bank, or other nominee, you will also need to bring a proxy or letter from that broker, trust, bank, or nominee that confirms you are the beneficial owner of those shares and evidence of stock holdings, such as a recent brokerage account statement.

Record Date:

March 24, 2009 is the record date for the meeting. This means that owners of Liz Claiborne stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

Notice Regarding the Availability of Proxy: Materials

Pursuant to Securities and Exchange Commission rules, we are furnishing proxy materials over the Internet and most of our stockholders will receive a Notice Regarding the Availability of Proxy Materials providing directions on how to access the proxy materials over the Internet.

Annual Report:

If you received a printed copy of the materials, included with the Proxy Statement is a copy of our 2008 Annual Report to Stockholders and a proxy card. The Annual Report is not a part of the Proxy Statement materials.

Your vote is important. Please vote promptly so that your shares can be represented, even if you plan to attend the annual meeting. Specific voting instructions can be found in the Questions and Answers section of the Proxy Statement, on the Notice Regarding the Availability of Proxy Materials, the proxy card, or the voting instruction card received from your bank or broker. If you need directions to the meeting, please call 212-626-5777.

By Order of the Board of Directors,

-s- Nicholas Rubino
Nicholas Rubino
Senior Vice President — Chief Legal Officer,
General Counsel and Secretary

New York, New York
April [  ], 2009

PROXY STATEMENT

A Notice Regarding the Availability of Proxy Materials and the Proxy Statement and form of proxy are being distributed and made available to the stockholders of Liz Claiborne, Inc. (the “Company”) beginning April [  ], 2009. The Board of Directors of the Company is soliciting your proxy to vote your shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 21, 2009 at the Company’s offices at 1441 Broadway, New York, New York 10018, and any adjournments or postponements of the meeting (the “Annual Meeting”). We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on these matters. This information is provided to assist you in voting your shares.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

The Company’s Board of Directors has made these materials available to you on the Internet or delivered paper copies of these materials to you by mail in connection with the Company’s Annual Meeting, which will take place on Thursday, May 21, 2009. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include our Proxy Statement for the Annual Meeting and our 2008 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended January 3, 2009.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

Securities and Exchange Commission rules allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Why didn’t I receive a notice about the Internet availability of the proxy materials?

We are providing our stockholders who are participants in the Liz Claiborne, Inc. 401(k) Savings and Profit Sharing Plan (the “Savings Plan”), and stockholders who hold shares in the name of certain banks and brokers, with paper copies of the proxy materials instead of a Notice Regarding the Availability of Proxy Materials.

How can I access the proxy materials over the Internet?

The Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice Regarding the Availability of Proxy Materials will find instructions about how to obtain a paper copy of the proxy materials on their notice.

How may I obtain a copy of the Company’s Form 10-K and other financial information?

Stockholders may request a free copy of our 2008 Form 10-K by writing to our Investor Relations Department at Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, New Jersey 07047. The exhibits to the Form 10-K are available upon payment of charges which approximate the Company’s cost of reproduction. A copy of the Form 10-K (including exhibits) is also available on the Company’s website at www.lizclaiborneinc.com under “SEC Filings” in the Investor Relations section.

Who can vote?

You can vote if you were a holder of record of the Common Stock as of the close of business on Monday, March 24, 2009 (the “Record Date”).

How do I vote?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

By Internet — Stockholders who received a Notice Regarding the Availability of Proxy Materials may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

By Telephone — Stockholders of record may submit proxies by telephone by following the instructions on the Notice Regarding the Availability of Proxy Materials or the proxy card. You will need to have the control number that appears on your Notice Regarding the Availability of Proxy Materials or proxy card available when voting by telephone.

By Mail — Stockholders who requested and have received a paper copy of a proxy card or a voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction and mailing it in the accompanying pre-addressed envelope.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate on your proxy. If you sign a paper proxy card but do not specify how you want your shares to be voted, they will be voted FOR the election of the nominees named below under the caption “Proposal 1- Election of Directors;” FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year; FOR the approval of amendment and restatement of the Company’s Certificate of Incorporation to remove supermajority vote requirements; AGAINST the adoption of the stockholder proposal; and in the discretion of the proxies named on the proxy card with respect to all other appropriate matters properly brought before the Annual Meeting.

Can I change my vote?

Yes. You can change or revoke your proxy by (i) sending a written notice to that effect that is received prior to the start of the Annual Meeting to the Company’s Corporate Secretary at the Company’s principal executive offices at 1441 Broadway, New York, New York 10018; (ii) submitting a new proxy over the Internet or, if you are a stockholder of record, by telephone: 1-866-580-9477; (iii) submitting a later dated proxy that is received before the Annual Meeting; or (iv) voting in person at the Annual Meeting (except for shares held in the Savings Plan).

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote by Internet or by telephone or, if you received a paper proxy card, complete and return the proxy card, in order to ensure that your shares are represented and voted.

Also, only record or beneficial owners of our Common Stock, or those persons authorized in writing to attend on their behalf, may attend the Annual Meeting in person. Upon arrival at the Annual Meeting, you will be required to present picture identification, such as a driver’s license. Beneficial (or “street name”) owners will also need to bring a proxy or letter from the broker, trust, bank, or nominee that confirms you are the beneficial owner of those shares and evidence of stock holdings, such as a recent brokerage account statement.

How do I vote my 401(k) shares?

If you participate in the Savings Plan, follow the directions on your proxy card to vote shares held for you in your Savings Plan account, and such shares will be voted in accordance with your instructions. If you do not provide instructions by 11:59 p.m. May 20, 2009, Fidelity Management Trust Company, the trustee of the Savings Plan, will vote your shares in the same proportion as all Common Stock held under the Savings Plan for which timely instructions are received.

How do I vote shares held in The Bank of New York BuyDIRECT Plan (“the BuyDIRECT Plan”)?

If you participate in the BuyDIRECT Plan sponsored and administered by The Bank of New York, simply follow the instructions on the Notice Regarding the Availability of Proxy Materials to vote shares held for you through The Bank of New York BuyDIRECT Plan. If you do not give a proxy, such shares will not be voted.

How many shares are entitled to vote?

As of the close of business on the Record Date, there were [     ] shares of the Company’s Common Stock issued and outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting.

How many shares must be present to conduct the Annual Meeting?

In order to conduct business at the Annual Meeting, the majority of shares of Common Stock issued and outstanding on the Record Date (a “Quorum”) must be present, in person or by proxy. All signed and returned proxy cards will be counted for purposes of determining the presence of a Quorum.

What is the required vote for a proposal to pass?

All proposals other than the proposal to amend and restate the Company Certificate of Incorporation to remove supermajority voting provisions require the affirmative vote of a majority of the votes cast on such proposal. The proposal to amend and restate the Company’s Certificate of Incorporation to remove supermajority voting provisions requires the affirmative vote of seventy five percent (75%) of all shares outstanding In the election of Directors, in order to be elected, the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee.

What is a “broker non-vote”?

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares in their discretion, depending on the type of proposals involved. “Broker non-votes” result when brokers are precluded by the New York Stock Exchange (the “N.Y.S.E.”) from exercising their discretion on certain types of proposals. Brokers do not have discretionary authority to vote on the proposal to amend and restate the Company Certificate of Incorporation or the stockholder proposal, but do have discretionary authority to vote on all of the other proposals being submitted.

How are broker non-votes treated?

The inspectors of election will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a Quorum, but not as shares present and voting on a specific proposal, thus having no effect on the outcome of such proposal.

Can I abstain from voting on a proposal?

Abstentions may be specified on all proposals being submitted.

How are abstentions treated?

The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a Quorum. Abstentions will not be treated as shares present and voting on the proposals set out in this Proxy Statement, and will have no effect on the outcome of such proposal.

Who pays for this proxy solicitation?

We do. We have hired Innisfree M&A, Incorporated, a proxy solicitation firm, to assist us in soliciting proxies for a fee of $18,000 plus reimbursement of reasonable expenses. In addition, the Company’s Directors, officers and employees may, without additional compensation, also solicit proxies by mail, telephone, personal contact, facsimile, or through similar methods.

We will also reimburse banks, brokers, fiduciaries, and custodians for their reasonable costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

PROPOSAL 1 — ELECTION OF DIRECTORS

Your Board of Directors is divided into three classes. The classes are as equal in number as is possible depending on the total number of Directors at any time. The classes generally are arranged so that the terms of the Directors in each class expire at successive annual meetings. This means that, each year, the stockholders elect approximately one-third of the members of the Board of Directors for a three-year term. For a description of the process under which Director nominees, including stockholder recommendations, are considered, and procedures by which stockholders may nominate persons for election as Directors, see “Corporate Governance and Board Matters — Consideration of Director Nominees,” beginning on page 11. Daniel A. Carp, a Director whose term expires at the Annual Meeting has determined not to stand for re-election as a Director. Mr. Carp’s decision was not motivated by a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In order to keep all classes as nearly equal in number as the total number of Directors permits, Kenneth B. Gilman, who was elected by stockholders for a three-year term in May 2008, resigned from the class of directors whose term expires in 2011, and was appointed by the Board to serve in the class whose term expires at this year’s Annual Meeting, at which time he will stand for re-election.

Upon the unanimous recommendation of the Nominating and Governance Committee of the Board, your Board of Directors has nominated Bernard W. Aronson, Kenneth B. Gilman and Nancy J. Karch for election at the Annual Meeting as Directors with terms to expire at the 2012 annual meeting of stockholders. Each is a Director whose current term expires at the Annual Meeting.

In making its recommendation as to nominees for election, the Nominating and Governance Committee, composed entirely of independent Directors, evaluated, among other things, each nominee’s background and experience, as well as the other Board membership criteria set out in the Company’s Corporate Governance Guidelines (see “Corporate Governance and Board Matters — Consideration of Director Nominees”). The Nominating and Governance Committee also reviewed and evaluated the performance of Ms. Karch, Messers, Aronson and Kenneth B. Gilman during their recent tenure with the Board and considered whether each of them was likely to continue to make important contributions to the Board. After consideration and discussion of the Committee’s recommendations, the Board determined to nominate each of these individuals for re-election as a Director.

The Board has affirmatively determined that each of the Director nominees is “independent,” as such term is defined under our Corporate Governance Guidelines and the New York Stock Exchange Corporate Governance listing standards (the “NYSE Corporate Governance Standards”). See “Corporate Governance and Board Matters — Board Independence” beginning on page 8. A copy of our current Corporate Governance Guidelines is available at www.lizclaiborneinc.com under “Corporate Governance” in the Investor Relations section. A copy may also be obtained by sending a request care of the Company’s Corporate Secretary at 1441 Broadway, New York, NY 10018, or by electronically mailing the Company’s Corporate Secretary at corporate.secretary@liz.com.

We do not know of any reason why any of the nominees will not be available as a candidate. However, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies, in their discretion, determine.

Voting on the proposal.

To be elected each Director nominee must receive the affirmative vote of a majority of the votes cast on the nominee’s election (the number of votes cast “FOR” a Director nominee must exceed the votes cast “AGAINST” the Director nominee).

Your Board of Directors recommends a vote FOR the election of each of Bernard W. Aronson, Kenneth B. Gilman and Nancy J. Karch as a Director to hold office until the 2012 annual meeting of stockholders and until each of their respective successors is elected and qualified. Unless authority to vote for the election of Directors is withheld, your proxy will be voted FOR the election of each of the nominees named below.

NOMINEES FOR ELECTION AS DIRECTORS TO SERVE UNTIL 2012:

BERNARD W. ARONSON — Mr. Aronson, 62, was elected a Director of the Company in 1998. Mr. Aronson has been Managing Partner of ACON Investments LLC, a private investment vehicle, since 1996. He served as International Advisor to Goldman Sachs & Co. from 1993 to 1996 and as Assistant Secretary of State for Inter-American Affairs from 1989 to 1993. Mr. Aronson also served as Deputy Assistant to the President of the United States, Executive Speechwriter to the President, and Special Assistant and Speechwriter to the Vice President, from 1977 to 1981. Mr. Aronson is also a director of Global Hyatt Corporation, a hotel operator; Royal Caribbean Cruises Ltd., a global cruise company; and Mariner Energy Inc., an oil and gas exploration and production company. Mr. Aronson also serves on a number of not-for-profit boards, including the Center for Global Development and the National Democratic Institute for International Affairs.

KENNETH B. GILMAN — Mr. Gilman, 62, was elected a Director in February 2008. Mr. Gilman was the Chief Executive Officer of Asbury Automotive Group, an automotive retailing and services company, from 2001 to May 2007. Previously, from 1976 to 2001, Mr. Gilman was employed in a variety of capacities with Limited Brands, a specialty apparel retailer, where his most recent assignment was Chief Executive Officer of Lane Bryant. From 1993 to 2001, Mr. Gilman served as Vice Chairman and Chief Administrative Officer of Limited Brands, with responsibility for finance, information technology, supply chain management, production, real estate, legal and internal audit. From 1987 to 1993, he was Executive Vice President and Chief Financial Officer of Limited Brands. He joined Limited Brands’ executive committee in 1987 and was elected to its board of directors in 1990. Mr. Gilman is also a director of Internet Brands Inc, an internet media company which operates a network of websites focusing on automotive, travel and leisure and home and home improvements.

NANCY J. KARCH  — Ms. Karch, 61, was elected a Director of the Company in 2000. Ms. Karch was a Director (senior partner) of McKinsey & Co., an independent consulting firm, from 1988 until her retirement in 2000. She had served in various executive capacities at McKinsey since 1974. Ms. Karch is a Director Emeritus of McKinsey, and serves as a director of MasterCard Inc., a payment systems brand and processor; Genworth Financial, Inc., a company that provides various insurance and investment-related products and services in the United States and internationally; and The Corporate Executive Board, a business research company. She also serves on the board and the executive committee of the Westchester Land Trust, and on the board of Northern Westchester Hospital, both not-for-profit organizations.

DIRECTORS WHOSE TERMS EXPIRES IN 2010:

RAUL J. FERNANDEZ — Mr. Fernandez, 42, was elected a Director of the Company in 2000. Mr. Fernandez is Chairman of ObjectVideo, Inc. From 2000 to 2002, he served as Chief Executive Officer of Dimension Data North America, an information systems integrator company, and as a director of its parent company, Dimension Data Holdings Plc, since 2001. He previously served as Chairman of the Board, Chief Executive Officer and President of Proxicom, Inc., a publicly traded Internet development and e-business consulting company he founded in 1991. Mr. Fernandez serves as Special Advisor to General Atlantic Partners, LLC, a private equity investment firm providing capital and strategic support for growth companies. Mr. Fernandez is also a partner in Lincoln Holdings LLC, which owns the Washington Capitals of the National Hockey League and a significant interest in the Washington Wizards of the National Basketball Association and the Verizon Center in Washington, D.C. He is also the co-founder of Venture Philanthropy Partners, a philanthropic Washington, D.C.-based investment organization that helps leaders building nonprofit institutions.

KENNETH P. KOPELMAN  — Mr. Kopelman, 57, was elected a Director of the Company in 1996. Since 1984, Mr. Kopelman has been a partner in the New York City law firm of Kramer Levin Naftalis & Frankel LLP, a firm which provides legal services to the Company. Mr. Kopelman also served as a director of Mobius Management Systems, Inc., a computer software company, through June 2007. He is a Director and President of the New York Chapter of the National Association of Corporate Directors, a national non-profit membership organization serving the corporate governance needs of corporate boards and directors.

ARTHUR C. MARTINEZ — Mr. Martinez, 69, was elected a Director of the Company in 2001. Mr. Martinez retired in 2000 as Chairman, President, and Chief Executive Officer of Sears, Roebuck and Company, positions he held from 1995. From 1992 to 1995, he served as Chairman and Chief Executive Officer of the former Sears Merchandise Group. Prior to his tenure at Sears, Mr. Martinez served in various capacities at Saks Fifth Avenue (“Saks”), an apparel and related products retailer, and Saks’ parent company through 1990, BATUS, Inc., including as Vice Chairman and as Senior Vice President and Chief Financial Officer of Saks. Mr. Martinez is a director of IAC InterActive Corp., a multi-brand interactive company; PepsiCo, Inc., a consumer products company; HSN, Inc., a multi-channel interactive retailer; and International Flavors & Fragrances, Inc., a creator and manufacturer of flavor and fragrance products. Mr. Martinez also serves as Chairman of the supervisory board of ABN-AMRO Holdings, N.V., a Netherlands-based financial institution. Mr. Martinez serves on the boards of a number of not-for-profit organizations, including Northwestern University, Greenwich Hospital, Yale-New Haven Health System, and the Chicago Symphony.

DIRECTORS WHOSE TERMS EXPIRE IN 2011:

KAY KOPLOVITZ  — Ms. Koplovitz, 63, was elected a Director of the Company in 1992. Effective January 1, 2007, Ms. Koplovitz became Chairman of the Board. She is currently a principal of Koplovitz & Co. LLC., a media investment firm. Ms. Koplovitz is the founder of USA Network, an international cable television programming company, which included Sci-Fi Channel, and USA Networks International, and served as its Chairman and Chief Executive Officer from 1977 to 1998. In 2001, Ms. Koplovitz established Boldcap Ventures, a venture capital fund of which she is a governing board member. Ms. Koplovitz serves on the boards of a number of not-for-profit organizations, including the Paley Center for Media, Springboard Enterprises and The International Tennis Hall of Fame. Ms. Koplovitz also serves on the board of CA, Inc., an information technology management software company.

WILLIAM L. MCCOMB — Mr. McComb, 46, joined the Company as Chief Executive Officer and a member of the Board of Directors in November 2006. Prior to joining the Company, Mr. McComb was a company group chairman at Johnson & Johnson. During his 14-year tenure with Johnson & Johnson, Mr. McComb oversaw some of the company’s largest consumer product businesses and brands, including Tylenol, Motrin, and Clean & Clear. He also led the team that repositioned and restored growth to the Tylenol brand and oversaw the growth of Johnson & Johnson’s McNeil Consumer business with key brand licenses such as St. Joseph aspirin, where he implemented a strategy to grow the brand beyond the over-the-counter market by adding pediatric prescription drugs.

OLIVER R. SOCKWELL — Mr. Sockwell, 65, was elected a Director of the Company in 2002. He retired in 1997 as President, Chief Executive Officer and a director of Construction Loan Insurance Corporation (also known as Connie Lee), a financial guaranty company, and of its principal subsidiary, Connie Lee Insurance Company. Previously, Mr. Sockwell served in various positions with Student Loan Marketing Association (also known as Sallie Mae), including as Executive Vice President — Finance, Administration and Planning, from 1984 to 1987. He is also a director of R.R. Donnelley & Sons Company, a provider of printing and related services, and Wilmington Trust Corporation, a financial services holding company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Guidelines. The Company’s current Corporate Governance Guidelines address, among other governance items, criteria for selecting Directors and Director duties and responsibilities. A copy of our current Corporate Governance Guidelines is available at our website at www.lizclaiborneinc.com under “Corporate Governance” in the Investor Relations section. A copy may also be obtained by sending a request care of the Company’s Corporate Secretary at 1441 Broadway, New York, NY 10018, or by electronically mailing the Company’s Corporate Secretary at corporate.secretary@liz.com.

Majority Vote. In February 2008 the Company amended its By-laws to implement a majority vote standard in uncontested director elections. Under this standard, in order for a nominee to be elected in an uncontested election, such nominee must receive the affirmative vote of a majority of the votes cast on such nominee’s election (votes cast

‘‘FOR” a nominee must exceed votes cast “AGAINST’’ the nominee). The Company maintains a plurality vote standard in contested director elections, where the number of nominees exceeds the number of directors to be elected.

In addition, as part of our Corporate Governance Guidelines, if an incumbent Director is not elected by a majority of the votes cast in an uncontested election, it is the policy that such director will tender his or her resignation to the Chairman of the Board promptly following certification of the stockholder vote, such resignation to be effective upon acceptance by the Board. A recommendation on whether to accept any such resignation will be made by the Nominating and Governance Committee to the Board, or if a majority of the members of the Nominating and Governance Committee did not receive the required majority vote, a special committee of independent directors. Generally, a director who fails to receive a required majority vote will not participate in the Committee or Board meetings considering the resignation. The Board will act on any resignation within 90 days and such action may include: (i) accepting the resignation offer, (ii) deferring acceptance of the resignation offer until a replacement director with certain necessary qualifications held by the subject director (e.g., accounting or related financial management expertise) can be identified and elected to the Board, (iii) maintaining the director but addressing what the Board believes to be the underlying cause of the “against” votes, (iv) maintaining the director but resolving that the director will not be re-nominated in the future for election, or (v) rejecting the resignation offer. If accepting such resignation would result in the Company having (i) fewer than a majority of directors who were in office before the election or (ii) fewer than a majority of independent directors as required under the rules of the New York Stock Exchange, such 90-day period may be extended by an additional 90 days, if such extension is in the best interest of the Company. If the Board does not accept the resignation, the director will continue to serve until his or her successor is duly elected, or until his or her earlier death, resignation or removal. If the Board accepts the resignation, then the Board, acting on the recommendation of the Nominating and Governance Committee, may fill any resulting vacancy or may decrease the size of the Board. The Board of Directors will promptly publicly disclose the Board’s decision, and explain any determination not to accept the director’s resignation.

Board Independence. Under our Corporate Governance Guidelines, a substantial majority of our Board must be “independent,” as such term is defined under our Corporate Governance Guidelines and the NYSE Corporate Governance Standards. As required under the NYSE Corporate Governance Standards, the Board annually assesses the independence of our Directors by making a determination, based upon the recommendation of the Nominating and Governance Committee, as to whether a Director or any member of her or his immediate family has any material relationship with the Company, either directly or indirectly.

To assist it in evaluating the independence of each Director, the Board has adopted the following categorical standards under which transactions and relationships falling within any of the listed categories will be deemed immaterial for purposes of the Board independence determinations:

1. A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity that, in the ordinary course of business of the Company and the Entity, makes payment for goods and services received from the Company, or receives payment for goods and services (other than professional services) provided to the Company, if the gross amount of such payments in any fiscal year of the Company does not exceed the lesser of (x) 1% of the revenues of the Company for its most recently completed fiscal year; (y) 1% of the revenues of the Entity for its most recently completed fiscal year; and (z) $1 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and $20 million, if the Director (or immediate family member) is a director of the Entity.

2. A Director (or an immediate family member) serves as a director or trustee of, or is otherwise affiliated with, a charity, hospital or other not-for-profit organization to which the Company or the Liz Claiborne Foundation has made discretionary charitable contributions (excluding matching contributions) not exceeding $100,000 in any of the three preceding fiscal years of the Company.

3. A Director (or an immediate family member) beneficially owns for investment purposes less than 5% of the outstanding voting securities of a publicly traded company having a business relationship, directly or through one or more subsidiaries, with the Company, provided that the Director (or immediate family member) is not a director, executive officer or employee of the publicly traded company.

4. A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity that, in the ordinary course of its business, participates in a credit or similar facility entered into by the Company, as lender but not as agent, in an amount that does not exceed the lesser of (x) 10% of the total participations in the facility; (y) 2% of the net assets of the Entity as of the end of its most recently completed fiscal quarter; and (z) $10 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and $100 million, if the Director (or immediate family member) is a director of the Entity.

5. A Director (or an immediate family member) serves as a director, executive officer or employee of an Entity that, in the ordinary course of its business, holds for investment purposes publicly issued debt securities of the Company (including debt securities issued in so-called Rule 144A transactions) in an amount that does not exceed the lesser of (x) 10% of the total principal amount of the debt securities of any issue outstanding; (y) 2% of the net assets of the Entity as of the end of its most recently completed fiscal quarter; and (z) $10 million, if the Director (or immediate family member) is an executive officer or employee of the Entity, and $100 million, if the Director (or immediate family member) is a director of the Entity.

For purposes of these standards, (i) “Company” means Liz Claiborne, Inc. and any controlled affiliate; (ii) “Entity” means a corporation, partnership, limited liability company or other organization in which the Company director, alone or together with members of his or her immediate family, does not beneficially own in excess of 0.5% of the outstanding equity securities; and (iii) “immediate family member” has the meaning provided in Rule 404(a) of Regulation S-K under the Securities Exchange Act.

After applying these standards and considering all relevant facts and circumstances, the Board, based upon the recommendation of the Nominating and Governance Committee, has affirmatively determined that the following Directors are “independent” as defined in our Corporate Governance Guidelines and the listing standards of the N.Y.S.E.: Messrs. Aronson, Carp, Fernandez, Gilman, Martinez and Sockwell, and Mss. Karch and Koplovitz. In making its recommendation, the Nominating and Governance Committee considered charitable donations made to not-for-profit charities for which Directors Messrs. Martinez and Sockwell and Ms. Koplovitz serve as directors, which contributions in each instance did not exceed $50,000. The Committee also considered payments for services from a company for which Ms. Karch serves as a director, and for purchases of goods from a company for which Mr. Martinez serves as a director. None of such payments exceeded 1% of such companies’ revenues or the Company’s revenues. The Committee determined that none of the foregoing transactions impaired the Director’s independence. William L. McComb, who serves as the Company’s Chief Executive Officer, and Kenneth P. Kopelman, who is a partner at Kramer Levin Naftalis & Frankel LLP, a law firm that provides certain legal services to the Company, have been determined not to be “independent” directors. See “Certain Relationships and Related Transactions,” beginning on page 14.

Meetings. During the fiscal year ended January 3, 2009, the Board of Directors held sixteen meetings, and the Committees of the Board held a total of fifty-three meetings. Each Director attended more than 75% of the meetings held by the Board of Directors and each Committee on which he or she served. Our Corporate Governance Guidelines provide that all Directors are expected to attend the Annual Meeting of Stockholders, except in the event of special circumstances. All of our then current Directors attended our 2008 Annual Meeting of Stockholders.

Pursuant to our Corporate Governance Guidelines, the Board meets in executive session (without management present) at each regular Board Meeting, and the independent Directors meet together at least annually.

Non-Executive Chairman of the Board. Under our Corporate Governance Guidelines, the Board, which does not have a policy mandating the separation of the roles of Chairman and Chief Executive Officer, reserves the right to determine the appropriate leadership structure for the Board on a case-by-case basis. On October 13, 2006, the Company’s Board of Directors appointed Kay Koplovitz to serve as the non-executive Chairman of the Board effective January 1, 2007.

Board Committees. The Board of Directors has four standing Committees as described below. All members of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee are “independent,” as such term is defined in the NYSE Corporate Governance Standards and our Corporate Governance Guidelines.

Current members of the standing committees are as follows:

Nominating and Governance	Audit(2)	Compensation(2)	Finance(3)

Bernard W. Aronson(1)	Nancy J. Karch(1)	Daniel A. Carp	Bernard W. Aronson

Nancy J. Karch	Arthur C. Martinez	Raul J. Fernandez	Daniel A. Carp (1)

Kay Koplovitz	Oliver R. Sockwell	Arthur C. Martinez(1)	Raul J. Fernandez

Oliver R. Sockwell	Kenneth B. Gilman		Kenneth B. Gilman

Kenneth P. Kopelman

(1)	Chair of the Committee.

(2)	Effective at the Annual Meeting, Mr. Sockwell will leave the Audit Committee and join the Compensation Committee.

(3)	In light of Mr. Carp’s decision not to be seek re-election to the Board, Mr. Gilman will become Chair of the Finance Committee effective at the Annual Meeting.

Nominating and Governance Committee.  The Nominating and Governance Committee is responsible for making recommendations with respect to the nomination by the Board of qualified candidates to serve as Directors of the Company and Board Committee assignments and chair appointments, overseeing the annual performance evaluations of the Board, its Committees and senior management, and reviewing and advising the Board on issues of corporate governance (including the Company’s Corporate Governance Guidelines) and corporate and social responsibility. The Committee’s responsibilities are set forth in the Nominating and Governance Committee Charter, which is available at www.lizclaiborneinc.com under “Corporate Governance” in the Investor Relations section. A copy may also be obtained by sending a request care of the Company’s Corporate Secretary at 1441 Broadway, New York, NY 10018. The Committee met sixteen times during 2008.

Audit Committee.  The Audit Committee is responsible for assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices and financial statements of the Company, the independence, qualifications and performance of the Company’s independent registered public accounting firm, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s internal audit function and the Company’s internal audit firm. The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm and reviewing and approving in advance audit engagement fees and all permitted non-audit services and fees. The Committee’s responsibilities are set forth in the Audit Committee Charter, a copy of which is available at www.lizclaiborneinc.com under “Corporate Governance” in the Investor Relations section. A copy may also be obtained by sending a request care of the Company’s Corporate Secretary at 1441 Broadway, New York, NY 10018. The Committee met fourteen times during 2008.

The Board has determined that each of the Audit Committee members is “independent” within the meaning of the applicable Securities and Exchange Commission (“S.E.C.”) regulations and the NYSE Corporate Governance Standards, as well as the Company’s Corporate Governance Guidelines. The Board has further determined that all members of the Audit Committee are “financially literate” under the NYSE Corporate Governance Standards and that Messrs. Martinez and Sockwell each qualifies as an “audit committee financial expert” within the meaning of S.E.C. regulations, with accounting and related financial management expertise within the meaning of the NYSE Corporate Governance Standards.

Compensation Committee.  The Compensation Committee assists the Board in carrying out its responsibilities relating to the compensation of the Company’s executives. The Committee determines the goals and objectives for, and makes determinations regarding salary and bonus for, the Chief Executive Officer, approves salaries and bonuses for the other executive officers, makes award decisions regarding equity-based compensation plans and makes recommendations to the Board and senior management regarding Company compensation programs. The Compensation Committee also has overall responsibility for approving and evaluating the executive compensation and benefit plans, policies and programs of the Company, including administering the Amended and Restated Liz Claiborne, Inc. Section 162(m) Cash Bonus Plan (the “Section 162(m) Annual Plan”) approved by stockholders at the 2002 Annual Meeting of Stockholders, the Company’s various stockholder-approved stock incentive plans, and the Section 162(m) Long-Term Performance Plan approved by stockholders at the 2005 Annual Meeting of Stockholders. The Committee’s responsibilities are set forth in the Compensation Committee Charter, which is available at www.lizclaiborneinc.com under “Corporate Governance” in the Investor Relations section. A copy may also be obtained by sending a request care of the Company’s Corporate Secretary at 1441 Broadway, New York, NY 10018.

The Board has determined that each of the Committee members is independent under the NYSE Corporate Governance Standards, as well as the Company’s Corporate Governance Guidelines. All Committee determinations that are intended to comply with Section 162(m) of the Internal Revenue Code (“Section 162(m)”) are made by at least two Committee members who qualify as “outside directors” under Section 162(m).

Since November 2006, the Committee has engaged Semler Brossy Consulting Group, LLC (“Semler”), a third-party executive compensation consulting firm, to advise the Committee in connection with its review of executive compensation matters, including the level of total compensation packages provided to executive officers. For more information, see “Compensation Discussion and Analysis,” beginning on page 15. The Committee met eleven times during 2008.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries and each was determined to have no relationship required to be disclosed pursuant to Item 404 of S.E.C. Regulation S-K. In addition, no executive officer of the Company has served on the board of directors or compensation committee of any other entity that has, or had during any time during 2008, an executive officer who served as a member of our Board of Directors or our Compensation Committee.

Finance Committee.  The Finance Committee advises the Board on a variety of corporate finance issues, including the Company’s policies regarding dividends, investments, issuances and purchases of securities, capital expenditures, and proposed acquisition and divestiture matters. The Committee’s responsibilities are set forth in the Finance Committee Charter, which is available at www.lizclaiborneinc.com under “Corporate Governance” in the Investor Relations section. A copy may also be obtained by sending a request care of the Company’s Corporate Secretary at 1441 Broadway, New York, NY 10018. The Committee met twelve times during 2008.

Consideration of Director Nominees. Our Nominating and Governance Committee, composed entirely of independent Directors, is responsible for identifying and evaluating our nominees for Director.

Process for Identifying and Evaluating New Director Candidates.  The Committee regularly assesses the appropriate size of the Board and mix of Directors and solicits ongoing input from the Board (including the Chairman) with the goal of identifying and informally approaching possible Director candidates in advance of actual need.

When an expected or actual need for a new Director is identified, the Committee considers what qualities or skills would be most appropriate; this is informed by the then mix of talent and expertise of sitting Directors, developments (current and anticipated) in the Company’s business, the skill set embodied by a departing Director, and other factors. In considering candidates, the Board is committed to maintaining the Company’s tradition of inclusion and diversity within the Board. A set of search criteria, including those set forth under “Director Qualifications” below, is then developed by the Committee for discussion with the full Board. During such discussions, our Directors may identify, either directly or through their personal networks, potential candidates meeting one or more of the criteria. The Committee may also engage search firms to identify appropriate candidates; the Committee has sole authority to retain and terminate any search firms and determine their fees and terms of engagement. Potential candidates may also come to the Committee’s attention through stockholders and others. Once candidates who meet one or more of the search criteria are identified, the Committee evaluates and discusses the potential director candidates with the full Board and arranges for meetings with appropriate candidates. The Committee discusses the results of these sessions and other background information and determines whether to make a recommendation to the full Board as to the candidate’s nomination. The full Board, after considering the recommendation and report of the Committee, then determines whether to extend the candidate an offer to join.

Director Qualifications.  The Board requires that all Director nominees be able to fulfill a Director’s fiduciary duties in the best interests of the Company and all of its stockholders. In this spirit, all nominees should meet the criteria listed in our Corporate Governance Guidelines under “Board Membership Criteria,” including unquestioned integrity and strength of character, practical and mature judgment, substantial business experience with practical application to the Company’s needs, adequate time to devote to service on the Board, no conflicts of interest that would interfere with Board service, and a commitment to having a meaningful long-term equity ownership stake in the Company. The Company also requires that a substantial majority of Directors be independent, that at least three of the independent Directors have the financial literacy necessary for service on the Audit Committee and that at least one of these Directors qualifies as an “audit committee financial expert,” that at least some of the independent Directors have service as a senior executive of a public or substantial private company, and that some of the independent Directors have an in-depth familiarity with the apparel and retail industries.

Process for Evaluating Incumbent Directors.  As a general matter, the Committee is of the view that the continued service of qualified incumbents gives the Company the benefit of familiarity with and insight into the Company’s affairs that its Directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body for the benefit of all stockholders. Accordingly, in selecting candidates for nomination at the Annual Meeting of Stockholders, the Committee begins by determining whether the incumbent Directors whose terms expire at the Annual Meeting desire and are qualified to continue their service on the Board. The Committee reviews and evaluates each incumbent’s performance during her or his prior term. If the evaluation is favorable, the incumbent continues to satisfy the criteria for Board membership, and the Committee believes the incumbent will continue to make important contributions to the Board, the Committee will, absent special circumstances, nominate the incumbent for re-election as a Director.

Consideration of Stockholder Recommendations of Candidates for Election as Directors.  The Committee will consider recommendations for Director nominations submitted by stockholders. The Committee will evaluate these candidates in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. A stockholder wishing to recommend to the Committee a candidate for election as Director must submit the recommendation in writing, addressed to the Committee, care of the Company’s Corporate Secretary, at the Company’s principal executive offices at 1441 Broadway, New York, New York 10018. Each nominating recommendation must be accompanied by the name, age, business and residence address and principal occupation or employment of, and the number of shares of Common Stock beneficially owned by, each recommended nominee, along with such information regarding the nominee as would be required to be disclosed in a proxy statement under S.E.C. regulations, as well as the stockholder or group of stockholders making the recommendation, information concerning any relationships between the recommending stockholder(s) and the proposed nominee, the qualifications of the proposed nominee to serve as a Director, and such other information called for on the Company’s website at www.lizclaiborneinc.com under “Corporate Governance Guidelines” in the Investor Relations section. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the stockholder and proposed nominee to discuss the proposed nomination with the Committee, if the Committee decides in its discretion to do so.

In addition, the Company’s Certificate of Incorporation provides for a process by which stockholders may make director nominations for consideration at the Annual Meeting of Stockholders. See “Stockholder Nominations for Directors” below.

Stockholder Nominations for Directors.  Written notice of any nomination for director for consideration at the Annual Meeting of Stockholders must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices at 1441 Broadway, New York, New York 10018, not less than 90 days nor more than 120 days prior to the date of the meeting at which Directors are to be elected and must contain the name, age, business and residence address and principal occupation or employment of, the number of shares of Common Stock beneficially owned by, each nominee and such other information as set forth in the Company’s Certificate of Incorporation, which can be found www.lizclaiborneinc.com under Restated Certificate of Incorporation in the Investor Relations section.

Communications with the Board. Stockholders and other interested parties may communicate with the Board, the non-management Directors as a group, any Committee of the Board or any individual member of the Board, including the Chair of the Nominating and Governance Committee, by either writing care of the Company’s Corporate Secretary at 1441 Broadway, New York, New York 10018, or by electronically mailing the Company’s Corporate Secretary at corporate.secretary@liz.com. All communications will be reviewed by the Company’s Corporate Secretary, who will then forward such communications or a summary thereof to the appropriate Directors. Any communication related to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chair of the Audit Committee.

DIRECTOR COMPENSATION

Directors, other than Directors who are Company employees, are compensated for their services. During 2007, Directors received the following compensation:

•	Annual Retainers:

•	$150,000 for serving as a Director, with $100,000 payable in the form of Common Stock (the “Annual Stock Retainer”) subject to transfer restrictions discussed below; new Directors receive a pro-rata grant of the Annual Stock Retainer upon election and a pro-rata portion of the cash retainer, based on the number of whole and partial fiscal quarters to be served during the fiscal year of their election;

•	$175,000 for serving as the non-executive Chairman of the Board, with $75,000 payable in the form of Common Stock , subject to the same transfer restrictions as the Annual Stock Retainer discussed below;

•	$10,000 for serving as a Committee Chair other than the Audit Committee, whose Chair received $20,0000 for service;

•	$1,000 for each Board meeting and Committee meeting attended;

•	A $3,600 allowance for the purchase of Company products (based on prices which are net of the usual Company employee discount); and

•	Reimbursement for out-of-pocket travel expenses incurred in connection with attendance at Board meetings and Committee meetings.

The following table sets forth information concerning Director compensation earned by non-employee Directors for the 2008 fiscal year:

					Change in
					Pension			Grant Date
	Fees Earned				Value and			Fair Value of
	or Paid in	Stock		Non-Equity	Nonqualified	All Other		Stock and
	Cash	Awards	Option	Incentive Plan	Deferred	Compensation		Option Awards
	($)	($)	Awards	Compensation	Compensation	($)	Total	($)
Name	(1)	(2)	($)	($)	Earnings	(3)	($)	(4)

Bernard W. Aronson	104,000	100,000	—	—	—	3,240	207.240	100,000

Daniel A. Carp	107,000	100,000	—	—	—	2,260	200,260	157,000

Raul J. Fernandez	88,000	100,000	—	—	—	3,490	191,490	100,000

Kenneth B. Gilman	73,000	100,000	—	—	—	3,250	176,250	100,000

Nancy J. Karch	114,000	100,000	—	—	—	3,130	217,130	100,000

Kenneth P. Kopelman	78,000	100,000	—	—	—	320	178,320	100,000

Kay Koplovitz	181,000	175,000	—	—	—	2,220	358,220	175,000

Arthur C. Martinez	98,000	100,000	—	—	—	860	199,860	148,000

Oliver R. Sockwell	90,000	100,000	—	—	—	3,150	193,150	100,000

Paul E. Tierney, Jr.(5)	19,500	100,000	—	—	—	190	119,690	100,000

(1)	The amount indicated includes the $50,000 annual cash retainer ($150,000 for serving as the non-executive Chairman of the Board), $1,000 for each Board meeting and Committee meeting attended, the $20,000 annual cash retainer for serving as the Audit Committee Chair and the $10,000 annual cash retainer for serving as a Committee Chair for each other Committee.

(2)	The amount indicated reflects the $100,000 Annual Stock Retainer (5,431 shares of Common Stock were granted to each Director on January 10, 2008, with a closing price on that date of $18.41); and, additionally for the non-executive chairman, $75,000 of Common Stock granted on March 3, 2008 (with a closing price on that date of $18.12).

(3)	Each Director is provided an allowance for the purchase of Company products (based on prices which are net of the usual discount available to all Company employees for the purchase of Company products). The amount indicated reflects the actual clothing allowance utilized.

(4)	The amount indicated represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock under Statement of Financial Accounting Standards No. 123R “share-based payments.” For Messrs. Carp and Martinez, the amount indicated also includes cash fees deferred in 2008 into Common Stock.

(5)	Mr. Tierney resigned from the Board effective as of February 12, 2008.

The Liz Claiborne, Inc. Outside Directors’ Deferral Plan (the “Outside Directors’ Deferral Plan”) enables each non-management Director to elect prior to any calendar year to defer cash and/or Common Stock fees otherwise payable in that and succeeding calendar years. Deferred cash fees are deemed invested in phantom shares of Common Stock or credited with imputed interest at the prime rate plus one percent, whichever the Director specifies at the time of election. Deferred Common Stock fees are deemed invested in phantom shares of Common Stock, with dividends deemed reinvested in additional phantom shares.

The Company does not provide any retirement benefits to Directors. Prior to 2004, Directors were annually awarded stock options, with a ten-year term and a three-year vesting schedule (subject to acceleration in certain circumstances). All prior options awarded were fully exercisable as of January 3, 2009.

The Company’s Corporate Governance Guidelines set out the Board’s expectation that each Director will accumulate over time a holding of shares of Common Stock having a value equal to three times the value of the Annual Stock Retainer. In addition, notwithstanding a Director having met such shareholding guideline, Annual Stock Retainer shares are (subject to an exception for sales made to pay taxes due on the receipt of such shares) non-transferable until the first anniversary of grant, with 25% becoming transferable on each of the first and second anniversaries of the grant date, and the remaining 50% becoming transferable on the third anniversary. Any remaining transfer restrictions lapse one year after Board service ends, or immediately upon death.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Written Related Party Transactions Policy.  The Company has adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the Company and stockholders. The Nominating and Governance Committee must review and approve any related party transaction proposed to be entered into or ratify any such transaction previously commenced or completed. The Committee may delegate its authority under the policy to the Chair of the Committee, who may act alone. Under the policy, no Committee member may participate in any review, consideration or approval of a transaction involving such member or their immediate family or any entity with which such Committee member is affiliated.

Under the Company’s related party transactions policy, any relationship, arrangement or transactions between the Company and (a) any Director, senior officer or any immediate family member of either a Director or senior officer, (b) any stockholder owning more than 5% of the Common Stock, or (c) any entity in which any of the forgoing is employed or is a partner, principal or owner of a five percent (5%) or more ownership interest, is deemed a related party transaction, subject to certain exceptions, including (i) transactions available to all employees generally; (ii) transactions involving less than $100,000 in any 12 month period; (iii) with respect to Directors, transactions deemed immaterial for purposes of Director independence determinations under the Company’s Corporate Governance Guidelines, as described above; (iv) transactions involving executive compensation approved by the Company’s Compensation Committee or director compensation approved by the Board; and

(v) any charitable contributions by the Company or the Liz Claiborne Foundation to a charitable or not-for-profit organization for which a Director, senior officer or an immediate family member of a Director or senior officer serves as a director, trustee or is otherwise affiliated, where such contributions do not exceed $100,000 in any twelve month period or which are non-discretionary contributions made pursuant to the Company’s non-discriminatory matching contribution program.

Related Party Transactions.  The law firm of Kramer Levin Naftalis & Frankel LLP, of which Kenneth P. Kopelman, a Director of the Company, is a partner, provides certain legal services to the Company. During 2008, the firm was paid approximately $1,300,000, for fees incurred by the Company in connection with such services. This amount represents less than 1% of such firm’s 2008 fee revenue. These services were provided on an arm’s-length basis, and paid for at fair market value. The Company believes that such services were effected on terms no less favorable to the Company than those that would have been realized in transactions with unaffiliated entities or individuals.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Objectives of Executive Compensation Program

The fundamental goal of the Company’s compensation program is to provide competitive pay through appropriate base salary and meaningful incentives that motivate executives to drive growth that is both capital-efficient and profitable and to build the long-term capability that will deliver shareholder value. To achieve this overarching objective, the compensation program has been designed around the following three principles:

1. Attract and retain key executives by providing compensation that is motivational and highly competitive with that of other executives employed by companies of similar size, complexity and lines of businesses. Talent is a critical component for success, particularly in our industry, which is continuously evolving, highly competitive, and economically challenged. Attracting talent from outside the Company, and in some cases, the industry, has continued to be a high priority as the Company implements its long-term growth plan.

Escalating challenges in the economic environment and the need for new executive skills that aligned to our strategy and changing organization made attraction and retention particularly critical in 2008. These changing demands resulted in significant talent acquisition and focus on retention within the named executive officers (“NEOs”) group and throughout the organization. See “Benchmarking” section below for more detail on how the Compensation Committee benchmarked compensation levels to attract and retain talent.

2. Emphasize performance-based compensation through an appropriate mix of fixed and variable compensation. Variable compensation is a cornerstone of the Company’s variable compensation programs and therefore, is targeted to comprise a significant portion of total direct compensation (i.e., “TDC” — base salary plus target annual incentive plus the fair value of long-term incentive awards) for the NEOs. Actual compensation varies with performance (see discussion of “Mix of Compensation Components” below for more detail). Performance metrics are selected that reflect key objectives and focus executives on critical business drivers. The mix of performance metrics and award vehicles is intended to provide an appropriate balance between overall corporate and divisional results, and given the rapid changes in the environment in which we operate, has been adapted year to year to reflect the particular challenges of the performance period.

An important aspect of pay-for-performance is symmetry: awards align with performance on both the upside and the downside. As such, in 2008, no awards were paid out to NEOs under the annual cash incentive plan because performance did not meet the pre-established targets. In addition, all but the executives’ most recent stock awards are underwater or significantly reduced in value because of the decline in the company’s stock price and failure to reach threshold levels of performance.

3. Align the interests of executives and shareholders. Corporate and business unit metrics in the annual and long-term incentive plans are set in order to provide executives with a clear line of sight to the levers that drive shareholder value and business unit profitability and growth (see discussion of “Long-term Incentive Compensation” for more detail on specific changes that were made). The 2008 annual cash incentive plan and

April grants of stock options and performance share units reflect these goals. While our commitment to alignment is constant, the environment and its impact on the interests of shareholders is dynamic. As the Company places more emphasis on balance sheet performance in the wake of the prolonged economic downturn and reduction in consumer spending, the growth and profitability goals that served as a foundation for the annual and long-term incentive (“LTI”) programs in 2007 and 2008 are less relevant (see discussion of “Long-Term Incentive Compensation” below). Equity compensation remains a key component of the program, directly aligning executive interests with those of shareholders.

It is the policy of the Company that compensation for NEOs is approved by the Compensation Committee, and reviewed by the independent members of the full Board. The Chief Executive Officer recommends pay levels for the NEOs, excluding himself. The Chief Executive Officer, working together with the Chief Financial Officer and Chief Human Resources Officer, also recommends goals for the incentive plans. These recommendations are reviewed by the Compensation Committee, which makes all final decisions. The Compensation Committee determines the compensation of the Chief Executive Officer drawing on three resources: advice from the independent compensation consultant to the Compensation Committee, Semler Brossy Consulting Group, LLC; information solicited from management; and discussion of Mr. McComb’s overall performance with the full Board.

Components of 2008 Compensation

The year 2008 marked continued, significant change for the Company, and also brought considerable and unanticipated challenges. In response, compensation was refined at certain junctures during the year to encourage executives to focus on key priorities and provide additional security while maintaining alignment with shareholders.

In the second half of 2008, the Company felt the impact of the wide-spread economic crisis. Accordingly, the Compensation Committee and management, with the support of the Board of Directors, partially accelerated LTI grants that otherwise were anticipated to have been made in 2009 into December 2008, in order to help retain the recently-assembled executive team, and to re-focus management’s efforts toward rebuilding in the mid- and long-term in radically different economic circumstances. The vehicle mix for these grants for the Executive Officers and other designated members of senior management was changed from 50% options and 50% performance share units to 100% stock options, in order to reflect the difficulty of setting reasonable goals for performance share units over extended timeframes. The aggregate option allocation was divided into four quarterly grants to members of management, in order to mitigate the potentially significant volatility in the Company’s stock price. In addition, the vesting schedules were lengthened as compared to previous option grants to reinforce a longer-term view for management, and to align the option opportunity with rebuilding shareholder value over time. For the remainder of the LTI-eligible Company employees, the prior practice of granting time vesting restricted shares was continued, and the entire anticipated 2009 grant for these individuals was also accelerated into December 2008.

The ongoing pay program components are summarized in the table below. Mr. Rubino is the only NEO who, as of the end of 2008, continues to have outstanding awards granted under legacy programs implemented prior to 2006. Messrs. Scarpa and McClure were also participants in these programs, but the Company obligations were extinguished with respect to these individuals in exchange for consideration provided to them as part of their severance and retirement packages, respectively. See “Legacy Compensation Programs” below.

Ongoing Components of Compensation

The Company provides a mix of fixed and variable pay and executive benefits. A brief description of each ongoing compensation component and its objectives follows. More detail is provided in subsequent sections.

ONGOING COMPONENTS OF COMPENSATION

Compensation Component	Brief Description	Purpose/Role
Base Salary	Fixed compensation. Salaries are reviewed each year, and changes, if any, are typically made in the first quarter. Salary increases are based on a combination of factors, including individual performance, experience and expertise.
Aid in attracting and retaining senior executive team by providing competitive base pay relative to peer companies.

Compensate officers for fulfilling core job responsibilities and recognize future potential.

Annual Incentive — Awards guaranteed for new hire executives only	Variable cash compensation earned based on company and business unit achievement vs. annual operating profit targets as well as contributions to long-term growth plan implementation.
Promote and reward the achievement of annual goals that lay the groundwork for strategy execution and longer-term value creation.

Reward achievement of operating profit targets in performing business units.

2008 Long Term Incentives (LTI)	Variable compensation that focuses on performance longer than a year. The use of equity creates a link to stock price growth and total return to shareholders performance.

• Stock Options	Stock options are granted at fair market value or greater for a 7-year term and vest over 3 years.	Align executive and shareholders’ interests by rewarding increasing stock price and shareholder value.

• Performance Shares	Performance share awards are earned based on earnings and return on invested capital performance.	Align executive and shareholders’ interests by tying reward to key performance commitments of our long-term growth plan, to create a sense of ownership, drive commitment to the Company’s long-term success, and aid in retention during the transition and critical initial years of the new strategy.

Retirement Benefits	Defined contribution 401(k) Savings/Profit Sharing Plan, which provides a match of 50% on up to 6% of salary for participant contributions. NEOs participate in the same plan as the broad-based population. This plan is subject to Internal Revenue Code (“Code”) limits.	Provide competitive benefit. Give additional security to employees of the Company and aid in retention.

Compensation Component	Brief Description	Purpose/Role
SERP
A supplemental executive retirement plan, which is available to US-based employees at a level of Director or above.

Essentially equivalent to the broad-based 401(k) plan; primary difference is that participants (including NEOs) may contribute up to 50% of salary, and up to 100% of their annual bonus.

Investment options are essentially similar to the Company’s qualified 401(k) plan, but with fewer investment choices.

The Company makes a contribution to SERP participants on all base salary in excess of the Code qualified plan compensation limitations. Contributions comprise a 3% contribution equal to that of the Company’s maximum 401(k) percentage as well as a contribution equal to the percentage the Board of Directors approves for the annual discretionary Profit Sharing contribution granted to all eligible employees.
Allow contributions above the Code limits. Aid in retention and build long- term commitment to the Company.

Perquisites	Special benefits common to the industry which vary by position, including clothing allowance, transportation or housing allowance, and financial counseling.	Aid in attraction, retention and job satisfaction.

	Typically provided under programs available to, and provided at a similar value to, a broader group of executives.	Provide industry-competitive programs necessary for effective recruiting.

Severance and Change-in- Control (CIC) Agreements	Severance as well as double-trigger change-in-control agreement for Mr. McComb. Severance-only agreements for other NEOs (Messrs. Warren, McTague, Rubino, Scarpa, McClure, and Ms. Reeves).
Focus executives on shareholder interests in transition periods.

Provide the Company with non-competition and non-solicitation protection.

Provide income protection in the event of involuntary loss of employment.

Compensation Component	Brief Description	Purpose/Role
Executive Life Insurance	Provides coverage equal to two times annual base salary for all U.S. employees at Vice President-level and above. Insured participants are entitled to any cash surrender value under the policy.	Aid in attraction and retention. Provide competitive benefit.

Compensation Evaluation Processes

Total Direct Compensation Evaluation

The Compensation Committee determines executive officer salary, annual incentive and long-term incentive levels through a review of competitive data provided by the Compensation Committee’s consultant and by the Company’s Human Resources department. This process starts by identifying the “market” values for each of these elements as well as aggregate total cash compensation (i.e., TCC: base salary plus annual incentive) and total direct compensation (i.e., TDC: total cash compensation plus fair value of long-term incentives). For market comparisons, the Compensation Committee equally weighs survey data from both wholesale apparel and retail peers, as well as general industry surveys.

The Compensation Committee believes that it is appropriate to include general industry surveys in the competitive assessment process as the Company competes for executive talent both within and outside of its industry. Moreover, few industry peers have directly comparable business characteristics, so the general industry reference is an important gauge of the wider competitive market. The surveys used for completing the competitive assessment are listed in the table below. TDC for the NEOs is compared to TDC for survey positions based on responsibilities. Mr. Warren’s role, which is a compilation of financial and operational responsibilities, is compared to both a CFO and COO role to reflect his responsibilities for Administration, Logistics, Distribution and other corporate operations in addition to his role as Chief Financial Officer. The Committee’s consultant and LCI Human Resources adjust the data for size so that comparisons are made to roles at companies of similar size and of similar breadth and scope, taking into account the comparability of NEO roles at the Company to survey roles.

Surveys Used for 2008 Benchmarking

Publisher	Survey Name	Industry

The Hay Group 92 participants	2007 Total Remuneration Report	Retail

ICR 76 participants	2007 Apparel Industry Compensation Survey	Apparel Industry

Mercer HRC 992 General Industry participants 150 Retail/Wholesale participants	2007 Mercer Benchmark Database: Executive	General Industry Retail/ Wholesale

The Compensation Committee has historically set annualized target TDC levels at the 75th percentile of the TDC survey data, although each individual element may vary from this positioning. (See “Mix of Compensation Elements” below for more detail). The Compensation Committee considers 75th percentile positioning to be the survey 75th percentile value +/- 15%. It is important to note that the 75th percentile positioning is for target purposes only.

Consistent with the Company’s orientation of varying actual compensation with performance, actual TDC levels can be higher or lower than the target based on actual performance achieved. In fact, because financial performance fell below expectations in 2008, actual TCC for 2008 was below 75th percentile levels. In addition, the Company’s stock price declined over the year. As a result, the exercise price of the April 2008 stock option grants is significantly greater than the current Company stock price. In addition, 2008 performance shares, should any be earned based on performance in 2008 and 2010, are currently worth significantly less than their grant value.

The importance of 75th percentile target positioning has been reaffirmed as the Company has sought top talent from the outside to effect its turnaround and has consolidated certain executive management responsibilities with the departure of Mr. Scarpa and the retirement of Mr. McClure. The ability to offer above-average TDC opportunities has been critical to attract and retain the caliber of leader that can help the Company execute its long-term growth plan within the current market environment. On-going, target TDC is within the targeted +/-15% range for all continuing NEOs except for Messrs. Warren and Rubino, for whom target TDC is below the targeted range. This positioning for Messrs. Warren and Rubino is reflective of the additional responsibilities they have recently acquired in their current roles. Actual 2008 TDC positioning for continuing NEOs varies from this range as reported in the Summary Compensation Table because of the enhancement to Mr. McTague’s grant (see discussion of “Long-Term Incentive Compensation” below), the acceleration of one-quarter of grants for 2009 into December 2008 (see discussion of “Long-Term Incentive Compensation” below), and actual annual cash incentives, for which there was no payout.

In addition to reviewing survey data, the Compensation Committee uses a proxy peer group of wholesale apparel and retail companies as a secondary reference for the purpose of comparing individual executive pay levels and to better understand peer design practices. Peer group pay historically has been similar to or higher than the survey data (median proxy data is roughly equivalent to survey 75th percentile). This difference provides further rationale for higher positioning versus the survey data. The Compensation Committee reviews the peer group of companies at least annually and periodically updates it so that it remains relevant. The 2008 proxy peer group included the following 17 companies: Abercrombie & Fitch, American Eagle Outfitters, Ann Taylor Store Corporation, Coach, Inc., Dillards, Inc., The Gap, Inc., Jones Apparel Group, Inc., Kellwood Company1, Limited Brands, Inc., NIKE, Inc., Nordstrom, Inc., Philips Van-Heusen Corporation, Polo Ralph Lauren Corporation, Quicksilver, Saks, The Talbots, Inc., and VF Corporation. Estee Lauder, added in 2007, was removed in 2008 to reflect sale of the Company’s cosmetics business.

Benefits and Perquisites Evaluation

The Compensation Committee’s philosophy is that NEOs should not be treated markedly differently from other executives or the broader employee population in the design of their benefits, nor should perquisites extend beyond those typically available in the industry to NEOs and other executives. The Company’s Human Resources department benchmarks benefits and perquisites periodically, with the last review of retirement, SERP, Executive Life and Financial Counseling occurring in July 2008. Clothing, transportation and housing allowances were also reviewed in 2008. Based on these reviews, the Committee believes these benefits are within the range of competitive practice for the Company’s industry peers. The Committee also agreed upon completion of its review that any perquisites, other than certain one-time or special benefits provided under broader programs, such as relocation and expatriate assignment support, would not be grossed up for NEOs beginning in 2009. The Committee and senior management further plan an in-depth review of the Company’s Health and Welfare, Paid Time Off and Retirement programs in early 2009.

Mix of Compensation Components

The table below summarizes both the ongoing target TDC mix and the actual TDC mix for 2008 which includes the December 2008 quarterly option grant (see discussion of “Long-Term Incentive Compensation” below). The target mix generally favors variable over fixed pay, consistent with the Compensation Committee’s objective of paying for performance. While aggregate target TDC levels are positioned at the survey 75th percentile

1 Kellwood Company became a privately held company as of February 2008 and will no longer be included in the proxy peer group going-forward.

as discussed in the “Benchmarking” section above, the mix of individual pay elements varies from the 75th percentile mix as follows:

•	For Messrs. McTague and Rubino, the target mix is more heavily weighted toward base salaries and less towards long-term incentives in order to manage to a total direct compensation value consistent with the targeted TDC positioning.

TDC Mix

	Ongoing Target TDC Mix			Actual 2008 TDC Mix[2]
		Performance-Based Compensation			Performance-Based Compensation
		Target	Fair Value of		Actual	Fair Value of
	Base	Annual	Long-Term	Base	Annual	Long-Term
NEO	Salary	Incentive	Incentives	Salary	Incentive	Incentives

McComb	22%	22%	56%	28%	0%	72%

Warren	32%	24%	44%	41%	0%	59%

McTague	40%	30%	30%	39%	0%	61%

Rubino	53%	26%	21%	61%	0%	39%

Reeves	36%	27%	36%	19%	30%	51%

Base Compensation

The Compensation Committee reviews NEO salaries annually and when duties change in any material way. Mr. Warren received a 22% salary increase in recognition of his increased responsibilities related to Administration, Logistics, Distribution and other corporate operations. Mr. Rubino received a 7% salary increase in connection with his promotion to Chief Legal Officer. Mr. McTague and Ms. Reeves did not receive salary increases in 2008 as they were new to their positions; Mr. McComb did not receive an increase because his current salary is fully competitive. Consistent with the Company’s decision to freeze salaries in light of current economic circumstances, no NEOs will receive salary increases during the regular 2009 salary review cycle. In general, the Company and the Committee prefer to make compensation increases for the NEOs in the incentive components of pay, particularly for those with a higher proportion of base salary in their TDC mix at target. There is also a commitment to move base salary positioning from the 75th percentile toward the median over time in order to strengthen the pay-for-performance aspects of the compensation program.

Annual Cash Incentive Plan

For 2008, the Compensation Committee approved metrics for the annual cash incentive plan that reflected the Company’s operating profit, return on invested capital and earnings per share goals at the beginning of the year. The 2008 Annual Cash Incentive Plan for the Named Executive Officers subject to Section 162m was set at a threshold level of $1.30 earnings per share for 2008. Earnings per share achieved was below this threshold level for 2008, as were corporate operating profit and ROIC for the Company overall. The NEOs, with the exception of Ms. Reeves, received no performance awards under the plan. As guaranteed at the time of her hire, Ms. Reeves was paid an annual incentive at 100% of her target, prorated to reflect her mid-year hire date.

Long-Term Incentive Compensation

Prior to 2007, long-term incentives for NEOs comprised a variety of vehicles created for different purposes at different points in time. These plans included annual service-vested restricted stock grants and the legacy plans discussed in the “Legacy Compensation Programs” section below. Coincident with the development of the Company’s long-term growth plan, the Committee asked its consultant and management to reconsider the

2 Actual TDC mix is calculated with the following pay elements: salary earned in 2008, actual annual incentive payouts for 2008, and the fair value of April and December long-term incentive grants.

long-term incentive design in order to make it simpler and more performance-focused and to create better alignment with the long-term growth plan commitments. As a result, the long-term incentive program for senior executives was simplified in 2007 to include two equally weighted vehicles: stock options and performance shares. Stock options are meant to reward the creation of long-term shareholder value, and performance shares focus on growth in operating profit and return on invested capital (ROIC), which measure the success of strategy execution over time. Improvements in both metrics are critical components of the Company’s Long-Term Growth Plan.

Annual grants to the NEOs awarded in April 2008 were split on an approximately equal value-at-grant basis between the performance shares at target and stock options to balance the emphasis between achieving intermediate term objectives and laying the groundwork for sustainable long-term growth and shareholder value creation. Guideline levels were developed to be consistent with the targeted TDC mix discussed in the “Mix of Compensation” section above, and to fall within a 75th percentile TDC positioning, on an annualized basis, as described in the “Total Direct Compensation Benchmarking” section above. The Committee chose to grant Mr. McTague an award equal to two times his guideline to recognize his role as leader of a significant business unit and architect of its turnaround. The additional enhancement also more closely aligned Mr. McTague’s annualized target TDC with 75th percentile positioning. Ms. Reeves received sign-on grants of stock options and performance shares reflective of an annual grant.

Annual Equity Grant Guideline As A Percent of Salary

2008
Guideline
Award
NEO	Level

McComb	250%
Warren	140%
McTague	75%
Rubino	40%
Reeves	75%

The two metrics in the 2008 performance share plan for corporate executives (i.e., all NEOs, except for Mr. McTague — see below.) are corporate operating profit and ROIC, the two key metrics in the long-term growth plan. Performance share grants in 2008 measure performance in fiscal years 2008 and 2010. Under the plan, half of the performance share grant is based on performance on the two metrics for fiscal year 2008, and half is based on performance on the same two metrics for fiscal year 2010. Any shares earned based on 2008 performance would cliff-vest after an additional two years. Based on 2008 performance, no shares will be earned by the NEOs for 2008 performance for the 2008 performance shares grants. Accruals for these shares have been reduced to reflect corporate operating profit on an operating basis was less than the threshold level of $270 million and ROIC was less than threshold level of 7%. Mr. McTague’s award is earned as follows: 75% is based on division operating profit for the Brands under his leadership, which increases his line-of-sight and urgency to deliver business unit results at or above target levels; 25% is based on corporate ROIC. This enterprise wide metric (along with the grant of stock options), maintains his alignment with the overall leadership team goals. For 2008, no performance shares were earned by McTague based on achievement of less then threshold levels of performance.

Beginning in July 2008, the Committee began evaluating the retention and motivational power of outstanding long-term incentives in light of significant declines in the Company’s stock price and financial performance as the economic crisis began to deepen. Subsequently, the Compensation Committee chose to accelerate its determination of annual equity grants (which would have been granted in early March 2009) and modified the structure of those grants for the executive officers and certain other members of senior management. As discussed above under the caption “Components of 2008 Compensation”, the grants that would have been made in March 2009 will be made in the form of quarterly option grants. The Committee sees this action as a way to promote retention, ensure continuity at a critical time in the Company’s strategy implementation, and better focus executives on long term Company success and the link to shareholders,

The quarterly options will all vest and become exercisable on December 1, 2011. These options will be granted in equal installments on a quarterly basis with the first installment having already been granted on December 1, 2008, and the remainder of the installments to be granted on March 16, 2009, June 1, 2009, and September 1, 2009 (conditioned on the employees’ continued employment with the Company on such dates). The exercise price for each installment will equal the closing price of the Company’s Common Stock on the relevant grant date for that installment. Given share constraints, each executive was granted an equivalent number of shares in December as were granted in April 2008. The Company’s next regular annual equity grant cycle is anticipated to occur in March 2010.

2009 Aggregate Stock Option Grant (To Be Awarded In Four Equal Installments)

Number
of Stock
NEO	Options

McComb	600,000
Warren	300,000
McTague	300,000
Rubino	50,000
Reeves	75,000

Formal Equity Grant Policy

The Company has a formal equity grant policy that provides for all equity grants to be approved at Compensation Committee meetings (and documented in the Committee minutes) or, within certain limitations, approved by delegation by the CEO and Chairman of the Compensation Committee with a grant date of the first trading day of the month following the approval.

For option awards, the exercise price equals the closing stock price on the date of grant. If the grant date falls within a blackout period, the exercise will be adjusted to reflect the higher of the grant date or the first open trading date. In November 2008, the Compensation Committee established the following option grant dates; options granted on each of these pre-determined dates will have an exercise price equal to the closing stock price on the date of each grant:

•	December 1, 2008

•	March 16, 2009

•	June 1, 2009

•	December 1, 2009

All stock grants to new hires, or on account of promotions or performance of selected executives, are approved at Compensation Committee meetings or by delegation, with the grant date and option exercise price determined as described above.

All grants to NEOs in 2008 comply with the Company’s equity grant policy.

LEGACY COMPENSATION PROGRAMS (Applies to Messrs. Rubino, Scarpa and McClure only)

These programs represent long-term incentive programs in which Messrs. Rubino, McClure and Scarpa were participants in prior years. When the Committee and management conducted their review of the long-term incentive design (see “Long-Term Incentive Compensation” section above), they determined that these awards and plans would be discontinued as part of the ongoing long-term incentive plan design. These awards did not influence the level of awards provided to Mr. Rubino, Mr. Scarpa or Mr. McClure in 2008.

Legacy Special Performance Shares

In January 2006, the Compensation Committee granted performance shares as retention awards to 10 key senior executives, including Messrs. McClure and Scarpa as motivation to achieve necessary cost-savings goals in 2006 and as additional retention incentives through the CEO leadership transition period. The performance shares were to be earned based on the achievement of savings under the Company’s 2006 streamlining initiatives, equal to or exceeding $18 million. Half of the award would vest at the time of achievement of the goal, and half would vest one year later.

The cost savings measure was met in 2006, as reviewed and determined by the Compensation Committee in March 2007. Therefore, under the plan, 50% of these shares became vested to Messrs. McClure and Scarpa on March 19, 2007, and the remaining 50% vested in January 2008. The amounts, which vested in January 2008, are reflected in the “Option Exercises and Stock Vested” table.

Legacy Growth Shares and Key Associate Performance Shares and Other Equity Awards

In 2004 and 2005, the Compensation Committee granted a series of performance-accelerated restricted shares under its Growth Share (“G Shares”) and Key Associate Performance Shares (KAPS) programs to executives, including Messrs. Rubino, Scarpa and McClure. The G-Shares were granted broadly to approximately 125 executives, while the KAPS program was intended to be more selective, recognizing only a limited number of senior executives each year based on individual performance, retention risk, and expected future contribution. Both plans were intended to combine corporate and personal performance with retention, as well as to help further align the executive’s interests with those of shareholders by building the executive’s stock ownership.

Shares under both programs vest over time, although both also include the possibility for accelerated vesting based on the achievement of pre-established performance requirements, as shown in the table below. The possibility of accelerated vesting was intended to add a motivational aspect to an otherwise retention oriented incentive and maintained fixed accounting under APB-25, which provided the accounting guidance for share-based compensation at the time these shares were granted.

Accelerated Vesting Criteria

	Performance Requirement for Accelerated Vesting	Time Period for Acceleration
G-Shares	Meeting or exceeding 50th percentile TSR vs. designated peer group from grant date	Re-evaluated quarterly, until performance requirement achieved, or time vesting is completed, beginning December, 2006.
KAPs	Company sales growth and operating margin (50%) Personal initiatives (50%)	December, 2007 (Mr. McClure)

As of December, 2008, the performance requirement on the G-Shares had not been achieved. Mr. McClure’s KAPs became eligible for acceleration at the end of 2007. Based on review of performance over the period, the Committee approved vesting of 20% of the KAPS effective April 1, 2008. As a result of Mr. McClure’s mutual agreement with the Company to retire, his remaining outstanding award vested upon his retirement in December 2008.

Since they were intended to be individual recognition awards, vesting for KAPS is also accelerated in the event of the death, disability, or retirement of the executive. Additionally, vesting of outstanding KAPS and G-Shares would be accelerated upon a change-in-control.

Stock Ownership

In order to align executives’ interests with the interests of our shareholders, the Compensation Committee encourages ownership of Company Common Stock by its officers and employees. The Company accomplishes this in a number of ways, including: making stock option and other equity-based awards under the Company’s equity plans; providing the opportunity for employees to invest in the Company’s Common Stock under the Company’s 401(k) Plan; and adopting specific stock ownership guidelines for our executives.

The Compensation Committee has adopted executive stock ownership guidelines, which apply to the NEOs as well as other senior executives in the Company. Individuals are asked to accumulate a targeted number of shares of Company Common Stock having a value established through a multiple of base salary. The multiples of base salary for the NEOs are:

•	Five times for the CEO; and

•	Two times for the other NEOs.

Until the applicable multiple of salary requirement is met, the guidelines require the executive to retain 75% of the shares: (1) received as awards of restricted stock and performance shares from the Company, after withholding of shares for satisfaction of the executive’s tax obligations, or (2) obtained upon exercise of stock options received from the Company, after withholding of shares for payment of the option exercise price and for satisfaction of the executive’s tax obligations. The Company’s objective is to have executives reach their guideline within five years, provided that in the event of a promotion which results in an increase in the number of shares required to be held, the individual is provided five years to meet the new requirements, starting from the promotion date.

Supplemental Executive Retirement Benefits

The Company’s unfunded Supplemental Executive Retirement Plan (“SERP”) is designed to make up for the limitations imposed by the Code on profit sharing and matching contributions under the Company’s tax-qualified Savings Plan and provide additional income deferral opportunities consistent with the practice of peer companies. Plan details are provided in the narrative to the “Nonqualified Deferred Compensation” table on page 34.

Perquisites

The Company’s overall value proposition is to offer a package that emphasizes long-term contribution and stability rather than extra benefits, particularly benefits not available to a broader employee population. The NEOs receive the same medical, dental, vision, employee discount and 401(k) benefits the broader associate population. The perquisites provided to NEOs are available to other executives in the Company including:

•	An Executive Life Insurance Program providing coverage equal to two times annual base salary;

•	Transportation/commuting expense allowances;

•	Clothing allowance; and

•	Financial counseling.

In addition, the Company leases an apartment in New York City for Mr. McComb’s personal use. The value associated with this apartment is reported in the Summary Compensation Table. Beginning in 2009, all perquisites for executive officers will be provided on a taxable basis, and no tax gross up payments will be provided.

Severance and Change-in-Control Agreements

Mr. McComb is provided with a change-in-control arrangement under his Executive Termination Benefits agreement and has severance provisions as part of his employment agreement. For Mr. McComb, the severance agreement was intended to aid his transition into the Company from his previous employment. His agreement has specific provisions which provided for limited equity acceleration in the event he was terminated within a year and additional equity acceleration as his tenure progresses. Under the terms of his change-in-control agreement, Mr. McComb is entitled to parachute excise tax gross ups in the event that the aggregate value of all covered payments exceeds the maximum amount which can be paid to him without his incurring an excise tax. The Board chose to provide the gross-ups to match competitive practices and to preserve the level of change-in-control severance protection provided through the employment agreements and other compensation plans.

In 2008, the Compensation Committee adopted certain changes to Mr. McComb’s agreement for purposes of compliance with Section 409A of the Internal Revenue Code. See “Severance and Change-In-Control Arrangements,” beginning on page 35 and “Tax and Accounting Considerations” below for more discussion.

The other NEOs have severance agreements that went into effect in December 2008. The Compensation Committee determined that these severance agreements would aid in retention of key executives during the Company’s turnaround and in light of the significant economic challenges arising in 2008. These agreements are designed to encourage continued attention and dedication to the executive’s duties in the face of potential distractions, such as concern over future employment. The term of these agreements expires on December 31, 2010, or earlier, if the executive is terminated before December 31, 2010.

The Committee undertook a study of competitive severance and change-in-control practices in 2008 so that these agreements would be designed to be consistent with practices prevalent within the industry and Fortune 500 companies. Based on the findings of the competitive review, the Compensation Committee believes that all aspects of its current agreements with the NEOs are within competitive norms, and comply with all applicable regulatory requirements.

Other Change-in-Control Provisions

All stock-based awards have been granted under one of the stockholder — approved stock incentive plans. Certain of the stock-based awards currently outstanding were granted under the 2000 and 2002 Stock Incentive Plans and include single-trigger change-in-control provisions, whereby any unvested restricted stock or options vest upon a change-in-control, as defined in such plans. The 2005 Stock Incentive Plan reflects the Company’s adoption of “double-trigger” change-in-control provisions, whereby any unvested restricted stock or options would vest only upon both a change-in-control and a termination of employment of a participant in the Stock Incentive Plan, as defined in such Plan. The quarterly stock option grants approved in December 2008 were granted from the 2005 Plan and therefore, contain double-trigger change-in-control provisions.

The Company chose to institute a “double-trigger” mechanism because we believe that executives are only materially harmed if a change-in-control results in termination without cause or termination by the executive for good reason. The use of a single trigger could result in significant payments even if the executive’s position, responsibilities, and compensation were unaffected. The Company chooses to provide vesting following a good reason termination because we believe that such a termination is conceptually the same as an actual termination by the Company without cause, and because we believe that potential acquirers would otherwise have an incentive to constructively terminate NEOs to avoid paying severance.

Tax and Accounting Considerations

Tax Considerations

The Compensation Committee intends to structure compensation for executive officers so that it is tax deductible to the Company to the extent feasible and takes the tax deductibility of compensation into account when making compensation decisions. The Committee took into account that the following compensation may not be fully deductible when paid:

•	Mr. McComb’s base salary over $1 million; and

•	Time-vested restricted stock granted to Messrs. McComb and Warren upon hire.

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation plans are includable in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest penalties. The Company strives to structure its nonqualified deferred compensation plans to meet these requirements. In 2008, the Compensation Committee adopted certain changes to Mr. McComb’s severance and change-in-control agreements for purposes of compliance with Section 409A.

Section 280G of the Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on certain individuals who receive excess parachute payments in connection with a change-in-control of the Company. As discussed above, Mr. McComb is entitled to certain payments upon termination of his employment, including termination following a change-in-control of the Company. Under the terms of his agreements, Mr. McComb (as described under Severance and Change-In-Control Arrangements, beginning on page 35) is entitled to a tax gross up in the event that the aggregate value of all covered payments exceeds the maximum amount which can be paid to the executive without the executive incurring an excise tax, subject to certain limitations. To the extent that payments are classified as excess parachute payments, the Company’s tax deduction would be disallowed under Section 280G.

The vesting of the Company’s stock awards is currently structured to accelerate in the event of a change-in-control and qualifying termination of employment. This acceleration could contribute to potential excess parachute payments.

Accounting Considerations

Stock options, restricted stock, and performance shares are accounted for based on their grant date fair value, as determined under SFAS 123(R) (see Notes 1 “Basis of Presentation and Significant Accounting Policies — Share Based Compensation” and 16 “Share-Based Compensation” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 4, 2009.) Because the performance shares include financial performance conditions, the compensation cost of the awards will be reversed if the performance conditions are not met or the employee does not remain employed by the Company throughout the performance period.

Adjustment or Recovery of Awards

The Company has not adopted a formal or informal policy regarding the adjustment or recovery of awards in connection with a restatement or adjustment of financial statements that would otherwise have resulted in a reduction in the size of the award or payment. We have not experienced any situations or occasions that would result in a reduction in the size of the award or payment. If the Company were to experience such an adjustment in the future, the Committee would assess the circumstances relating to the adjustment and take such legally permissible actions as it believes to be appropriate.

BOARD COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to stockholders and the Company’s Annual Report on Form 10-K for 2008.

DANIEL A. CARP
RAUL J. FERNANDEZ
ARTHUR C. MARTINEZ (Chair)

The foregoing Board Compensation Committee Report does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for services in all capacities for the 2008 fiscal year of the Principal Executive Officer, the Principal Financial Officer, and the other three most highly compensated executive officers of the Company serving as such as of January 3, 2009, (each a “Named Executive Officer” and collectively, the “Named Executive Officers”) and two former executive officers:

Summary Compensation Table 2008

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)	($)	($)(4)	Total ($)

William L. McComb	2008	1,300,000	—	1,328,636	2,511,752	—	—	359,101	5,499,488
PEO,	2007	1,300,000	325,000	2,985,562	1,504,965	—	—	237,541	6,353,068
Chief Executive Officer	2006	177,500	400,000	222,104	114,527	—	—	29,918	944,049

Andrew C. Warren	2008	600,528	—	317,847	368,613	—	—	58,412	1,345,400
PEO, Chief Financial Officer	2007	263,541	616,000	308,342	131,752	—	—	10,320	1,329,955

David McTague	2008	800,000	—	83,346	253,806	—	—	41,908	1,179,060
EVP, Partnered Brands	2007	300,274	600,000	82,213	41,239	—	—	3,621	1,021,432

Nicholas Rubino	2008	408,564	—	93,566	13,056	—	—	35,338	550,523
SVP, Chief Legal Officer and General Counsel

Elizabeth Reeves	2008	169,183	275,000	—	24,047	—	—	85,129	553,358
SVP, Chief Human Resources

Michael Scarpa(5)	2008	842,308	—	(437,673)	428,238	—	—	1,620,001	2,452,874
Chief Operating Officer	2007	878,397	168,750	631,603	266,035	—	—	54,773	1,999,558
	2006	646,633	—	920,543	218,913	—	—	57,897	1,843,986

Lawrence McClure(6)	2008	453,250	—	(395,169)	167,411	—	—	1,038,123	1,263,615
SVP, Human Resources	2007	502,708	95,625	728,233	170,788	—	—	57,758	1,555,112
	2006	464,583	—	539,092	164,061	—	—	61,838	1,229,574

(1)	Includes amounts deferred under the Company’s unfunded Supplemental Executive Retirement Plan (the “SERP”) and the Company’s 401(k) Savings and Profit-Sharing Plan (the “Savings Plan”).

(2)	For Mr. McComb, the Fiscal 2006 bonus amount reflects a sign-on bonus which Mr. McComb received pursuant to his employment agreement (see “Employment Agreements — William L. McComb” on page 31) For Mr. Warren, the Fiscal 2007 bonus amount includes a sign-on bonus of $185,000 which Mr. Warren received upon commencing employment with the Company. For Mr. McTague, the Fiscal 2007 bonus amount includes a sign-on bonus of $450,000, which Mr. McTague received upon commencing employment with the company in consideration for a portion of forfeited compensation at his prior employer. For Ms. Reeves, the Fiscal 2008 bonus amount includes a sign-on bonus of $125,000 received upon her commencement of employment and a guaranteed 2008 performance bonus of $150,000, equal to 100% of her target bonus amount pro-rated for her employment in 2008.

(3)	The amount indicated reflects the dollar amount recognized by the Company for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of stock or options (as applicable) granted to each of the Named Executive Officers in fiscal 2008 and in prior fiscal years under SFAS 123(R), “share-based payments,” without consideration of forfeiture relative to the executive’s continued employment. See Note 1 “Basis of Presentation and Significant Accounting Policies — Share-Based Compensation” and Note 16 “Share-Based Compensation” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2008 (the “2008 10-K”). For Mr. Scarpa, the Fiscal 2008 Stock Award value reflects value of awards expensed in 2008 of $181,215 and reversed expense for forfeited stock awards of $618,888. For Mr. McClure, the Fiscal 2008 Stock Award value reflects value of awards expensed in 2008 of $269,043 and reversed expense for forfeited stock awards of $600,818.

(4)	The amounts under the column “All Other Compensation” for fiscal 2008 include (i) profit sharing contributions under the Savings Plan (which are determined by the Board of Directors based on the Company’s performance, subject to limitations on the contribution amount under IRS regulations) — no contributions were made for fiscal 2008; (ii) matching contributions under the Savings Plan (which are equal to 50% of the participant’s contribution up to 6% of salary, subject to limitations under the IRS regulations); (iii) the full amount of all premiums paid by the Company for universal life insurance coverage under the Company’s Executive Life Insurance Program under which each participant is entitled to any cash surrender value under the policy, providing coverage equal to two times annual base salary; (iv) Company contributions to the executive’s SERP account (which are designed to make up for the limitations imposed by IRS regulations on profit sharing and matching contributions under the Savings Plan) (the “Company SERP Contributions”) with respect to services rendered during fiscal 2008; and (v) perquisites and other personal benefits. For Mr. McComb, a correction has been made to his previously-reported “All Other Compensation” for fiscal year 2007 to include $21,043 in taxes paid by the Company on his behalf in that year but not included. Taxes on the value of these perquisites will not be paid by the Company beginning in 2009.

The following table provides information regarding specific amounts included as All Other Compensation:

				Financial
		Savings		Counseling			Clothing	Severance
	Profit	Plan	Company	Fee	Housing	Transportation	Allowance	Pay	Executive	Supplemental	Relocation	Taxes Paid
	Sharing	Matching	SERP	(a)	(b)	(c)	(d)	(e)	Life	Life	(f)	(g)

William McComb	—	6,900	32,100	12,800	127,200	13,360	6,429		20,272	2,610		137,429

Andrew Warren	—	6,900	11,116	12,800	7,726	8,706	7,075		4,089

David McTague	—	4,950	17,100	—		8,700	5,934		5,224

Nicholas Rubino	—	6,900	5,357	12,800			4,352		3,319	2,610

Elizabeth Reeves	—	—	—	—			2,368				46,925	35,835

Michael Scarpa	—	6,750	—	12,800		2,527	6,403	1,575,000	11,906	2,248		2,368

Lawrence McClure	—	6,688	—	12,800	14,064		8,110	982,500	11,674			2,287

(a)	The amount indicated represents the cost to the Company for financial advisory services provided to the executive by a third-party financial consultant.

(b)	For Mr. McComb, “Housing” reflects the cost to the Company for an apartment the Company leases in New York City for Mr. McComb’s use. For Mr. Warren, “Housing” reflects the total cost to the Company for his use of a Company-leased apartment on 33 nights all of which were for business purposes. For Mr. McClure, “Housing” reflects a housing allowance.

(c)	For Messrs. Warren, McTague and Scarpa, “Transportation” represents reimbursement for parking expenses. For Mr. McComb, “Transportation” reflects the cost to the Company for car services not related to a Company business purpose.

(d)	The amount indicated reflects the actual clothing allowance utilized (based on prices which are net of the usual discount offered to all Company employees for the purchase of Company products).

(e)	For Messrs. Scarpa and McClure, “Severance Pay” represents cash severance payments as provided for in accordance with their Executive Severance Agreement with the Company. These payments are further discussed in “Severance and Change-In-Control Arrangements- Other Officers” page 35.

(f)	For Ms. Reeves, “Relocation” represents the total expenses paid by the Company under the Company’s domestic relocation program to relocate Ms. Reeves for purposes of her commencing employment.

(e)	For Mr. McComb, “Taxes Paid” in fiscal year 2008 represents $84,474 for taxes paid by the Company on Mr. McCombs behalf pursuant to the terms of his Employment Agreement, related to the value of his Company-paid apartment lease and car services provided to Mr. McComb and $52,955 is included for taxes paid in fiscal year 2008 representing a corrective tax payment to these same benefits in 2007. All taxes related to the value of these benefits will be paid by Mr. McComb beginning in 2009. For

Ms. Reeves, “Taxes Paid” represents all taxes paid by the Company on her behalf under the Company’s domestic relocation program for the value of relocation benefits provided to her under the terms of her offer of employment.

(5)	Mr. Scarpa’s employment terminated on November 10, 2008.

(6)	Mr. McClure’s employment terminated on December 15, 2008.

Grants of Plan-Based Awards Table

								All Other	All Other		Grant
								Stock Awards:	Option Awards:	Exercise	Date Fair
								Number of	Number of	or Base	Value for
		Estimated Possible Payouts						Shares of	Securities	Price of	Stock and
		Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	Option	Options
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)(1)	($)	(#)	(#)(2)	(#)	(#)(3)	(#)(4)	($ per Share)	($)(5)

William L. McComb	12/1/2008								150,000	2.11	142,500

PEO	4/1/2008								325,000	19.43	1,657,500

	4/1/2008				40,500	81,000	162,000			19.43	1,573,830

		325,000	1,300,000	2,600,000

Andrew C. Warren	12/1/2008								75,000	2.11	71,250

PFO	4/1/2008								81,000	19.43	413,100

	4/1/2008				10,000	20,000	40,000			19.43	388,600

		131,250	525,000	1,050,000

David McTague	12/1/2008								75,000	2.11	71,250

	4/1/2008								120,000	19.43	612,000

	4/1/2008				15,000	30,000	60,000			19.43	582,900

		150,000	600,000	1,200,000

Elizabeth Reeves	12/1/2008								18,750	2.11	17,813

	8/1/2008								55,000	14.72	212,300

	8/1/2008				8,000	16,000	32,000			14.72	235,520

		37,500	150,000	300,000

Nicholas Rubino	12/1/2008								12,500	2.11	11,875

	4/1/2008								10,000	19.43	51,000

	4/1/2008				5,000	10,000	20,000			19.43	194,300

		55,000	220,000	440,000

Michael Scarpa	12/1/2008							18,500		2.11	39,035

	4/1/2008								90,000 [2]	19.43	459,000

	4/1/2008				11,500	23,000	46,000			19.43	446,890

		168,750	675,000	1,350,000

Lawrence McClure	12/16/2008							14,085		3.03	42,678

(1)	For a discussion of annual cash incentive awards, see the Compensation Discussion and Analysis. Actual cash bonuses paid for fiscal 2008 are reflected in the “Bonus” column of the Summary Compensation Table.

(2)	Reflects performance shares which are earned based on the achievement of certain growth in operating profit and return on invested capital targets, for performance in fiscal year 2008 and fiscal year 2010, with the number of shares earned ranging from 0 to 200% of the target amount. For a discussion of these performance shares, see the Compensation Discussion and Analysis.

(3)	The restricted shares included under the column “All Other Stock Awards” were granted under the stockholder-approved Liz Claiborne, Inc. 2002 Stock Incentive Plan (the “2002 Stock Incentive Plan”).

(4)	The options included under the column “All Other Option Awards” were granted under the stockholder approved Liz Claiborne, Inc. 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan,”).

(5)	Amounts calculated utilizing the provisions of SFAS 123(R), “share-based payments.” See Note 1 “Basis of Presentation and Significant Accounting Policies — Share-Based Compensation” and Note 16 “Share-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2008 10-K.

Narrative Description of 2008 Compensation and Equity Awards.

Salary and Bonus.

For a discussion of 2008 salary and bonus compensation for the Named Executive Officers, see the Compensation Discussion and Analysis, above.

Equity Awards.

Restricted Stock. None of the continuing NEOs were granted awards of Restricted Stock in 2008. Dividends accrue on all of the restricted shares at the same rate payable to all holders of Common Stock and are forfeitable until the underlying shares vest. All such dividends are converted to shares of Common Stock upon the underlying shares vesting.

Options. In 2008, options to purchase shares of Common Stock were granted by the Compensation Committee under the 2005 Stock Incentive Plan to the Named Executive Officers. Options granted in April 2008 become exercisable in three annual installments, with 25% becoming exercisable on each of the first and second anniversaries of the grant date and 50% on the third anniversary, subject to earlier vesting upon a termination of employment following a change-in-control or an approved retirement. Options granted in December 2008 become exercisable 100% on the third anniversary of grant, December 1, 2011.

Under the 2005 Stock Incentive Plan, a change-in-control occurs if: (i) any person acquires 35% or more of the then outstanding shares of Common Stock; (ii) the election or appointment during any 12 month period of a majority of directors not endorsed by a majority of the board members in place prior to such election or appointment; or (iii) the sale of all or substantially all of the assets of the Company. These options expire on the seventh anniversary of grant, subject to earlier expiration upon termination of employment.

Performance Shares. In 2008, Compensation Committee awarded performance shares to the Named Executive Officers. Performance shares are earned based on the achievement of certain growth in operating profit and return on invested capital targets, for performance in fiscal years 2008 and 2010, with the number of shares earned ranging from 0 to 200% of the target amount. For a discussion of these performance shares, see the Compensation Discussion and Analysis.

Employment Agreement.

William L. McComb. On October 13, 2006, the Company entered into an employment agreement with Mr. McComb (the “Employment Agreement”), relating to the hiring of Mr. McComb as the Chief Executive Officer of the Company and his appointment as a member of the Board of Directors of the Company as of November 6, 2006. The initial term of his employment with the Company under the Employment Agreement will be for a three-year period starting on such date. The Company can extend the term of the Employment Agreement beyond those three years. The Compensation Committee/Board of Directors is currently in the process of finalizing terms of continued employment with Mr. McComb.

Pursuant to the Employment Agreement, the Company has agreed to pay Mr. McComb a base salary of not less than $1,300,000 per year. Mr. McComb will participate in the Company’s Section 162(m) Cash Bonus Plan with a target bonus for each fiscal year of his employment equal to 100% of his base salary. For each year, the Compensation Committee will establish performance thresholds and, depending on the Company’s performance, Mr. McComb could be entitled to as little as no bonus or as much as 200% of his base salary.

Mr. McComb received a hiring bonus of $400,000 as an offset for a forfeited annual bonus at his former employer for the 2006 year. With respect of the Company’s 2006 performance, Mr. McComb was eligible for a target bonus, prorated for the number of days in 2006 during which he was employed by the Company, based upon the achievement of the Company against the previously established earnings per share and return on invested capital goals for fiscal 2006. As with other Named Executive Officers, Mr. McComb received no bonus for the Company’s 2006 performance.

As part of the Employment Agreement, Mr. McComb was awarded the following equity grants: (i) options to purchase 185,200 shares of Common Stock that will vest 25% on the first anniversary of the grant date, 25% on the second anniversary and 50% on the third anniversary, with an exercise price of $41.78 (the closing price of the Company’s Common Stock on November 6, 2006); (ii) “premium priced” options to purchase 63,150 shares of the Company’s Common Stock that will vest 25% on the first anniversary of the grant date, 25% on the second anniversary and 50% on the third anniversary, with an exercise price of $50.136 (equal to 120% of the closing price of the Company’s Common Stock on November 6, 2006); (iii) 76,355 restricted shares of the Company’s Common Stock that will vest one third on each of on the first, second and third anniversaries of the grant date (the “Make-Whole Restricted Shares”); and (iv) 62,500 restricted shares of the Company’s Common Stock that vest on the fifth anniversary of the grant date (the “Other Restricted Shares”). Mr. McComb’s award of the Make-Whole Restricted Shares under the Employment Agreement is intended as an offset for forfeited performance awards at Mr. McComb’s former employer. In accordance with the terms of the grant, 25,447 of the Make-whole Restricted Shares vested on November 6, 2007. Shares received upon exercise of the options, as well as the Other Restricted Shares, are subject to certain transfer restrictions that will lapse in full on December 31, 2010.

Mr. McComb has agreed not to divulge the Company’s confidential information at any time before or after his employment with the Company ceases. Additionally, Mr. McComb has agreed to non-competition, non-solicitation and non-disparagement covenants during his employment term and for 18 months thereafter.

In conjunction with the Employment Agreement, the Company and Mr. McComb have also entered into an Executive Termination Benefits Agreement. For a description of this agreement, see “Severance and Change-In-Control Arrangements,” beginning on page 35.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards(1)					Stock Awards
									Equity Incentive
								Equity Incentive	Plan Awards:
							Market	Plan Awards:	Market or
	Number of	Number of				Number of	Value of	Number of	Payout Value of
	Securities	Securities				Shares or	Shares or	Unearned	Unearned
	Underlying	Underlying				Units of	Units of	Shares, Units or	Shares, Units or
	Unexercised	Unexercised		Option		Stock That	Stock That	Other Rights	Other Rights
	Options	Options	Option	Exercise	Option	Have Not	Have Not	That Have Not	That Have Not
	(#)	(#)	Grant	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Date	($)	Date	(#)(2)	($)	(#)	($)

William L. McComb	92,600	92,600	11/6/2006	$41.78	11/6/2013	87,952	291,121	60,750	201,083
PEO	31,575	31,575	11/6/2006	$50.14	11/6/2013
	87,092	261,278	7/13/2007	$36.65	7/13/2014
	0	325,000	4/1/2008	$19.43	4/1/2015
	0	150,000	12/1/2008	$2.11	12/1/2015

Andrew C. Warren	19,490	58,470	7/13/2007	$36.65	7/13/2014	25,780	85,332	15,000	49,650
PFO	0	81,000	4/1/2008	$19.43	4/1/2015
	0	75,000	12/1/2008	$2.11	12/1/2015

David McTague	8,007	24,023	8/14/2007	$33.45	8/14/2014	5,980	19,794	22,500	74,475
	0	120,000	4/1/2008	$19.43	4/1/2015
	0	75,000	12/1/2008	$2.11	12/1/2015

Elizabeth Reeves	0	55,000	8/1/2008	$14.72	8/1/2015			12,000	39,720
	0	18,750	12/1/2008	$2.11	12/1/2015

Nicholas Rubino	8,000	0	3/4/2004	$37.24	3/4/2014	7,550	24,991	7,500	24,825
	0	10,000	4/1/2008	$19.43	4/1/2015
	0	12,500	12/1/2008	$2.11	12/1/2015

Michael Scarpa	24,000	0	1/16/2001	$22.41	1/16/2011	18,500	61,235	8,625	28,549
	40,000	0	1/24/2002	$25.94	1/24/2012
	40,000	0	3/12/2003	$28.10	3/12/2013
	25,000	0	3/4/2004	$37.24	3/4/2014
	12,000	0	3/7/2005	$40.75	3/7/2012
	7,500	0	2/27/2006	$36.70	2/27/2013
	21,925	0	7/13/2007	$36.65	7/13/2014

Lawrence McClure	35,000	0	1/24/2002	$25.94	1/24/2012	22,085	73,101
	32,000	0	3/12/2003	$28.10	3/12/2013
	23,000	0	3/4/2004	$37.24	3/4/2014
	12,000	0	3/7/2005	$40.75	3/7/2012
	7,500	0	2/27/2006	$36.70	2/27/2013
	8,040	0	7/13/2007	$36.65	7/13/2014

(1)	Options granted prior to December 1, 2008 become exercisable in three annual installments, with 25% becoming exercisable on each of the first and second anniversaries of the grant date and 50% on the third anniversary. Options granted on December 1, 2008 become exercisable 100% on December 1, 2011. For grants awarded prior to 2005, options expire on the tenth anniversary of grant, subject to earlier expiration upon termination of employment. Commencing with grants made in 2005, options expire on the seventh anniversary of grants, subject to earlier expiration upon termination of employment.

(2)	Except as set forth below with respect to Mr. McComb the amounts under the column “Number of Shares of Units of Stock That Have Not Vested” include restricted stock awards granted under the Company’s restricted Key Associate Performance Shares program (the “KAP Shares”) (under the 2000 Stock Incentive Plan), the Company’s restricted Growth Shares program (“G Shares”) (under the 2002 Stock Incentive Plan) or other restricted shares (under the 2002 Stock Incentive Plan). KAP Shares are subject to restrictions on transfer and risk of forfeiture until earned by continued service and vest as follows: 20% on each of the third, fourth and fifth anniversaries of the grant date, and the remaining 40% on the sixth anniversary, with acceleration of vesting upon the achievement of pre-established financial and non-financial goals, or in the event of death, disability or retirement. Mr. McClure was the only Named Executive Officer with an unvested KAPS Shares award. This award became eligible for accelerated vesting at the end of the 2008 fiscal year. The required performance for full acceleration of vesting was not achieved, and 20% of his outstanding award was vested April 1, 2008. G Shares are subject to restrictions on transfer and risk of forfeiture until earned by continued service and do not vest until January 19, 2010, subject to accelerated vesting if the total shareholder return exceeds that of the designated peer group for the period commencing with January 4, 2004 and ending on December 30, 2006 or for any subsequent fiscal quarter-end of the Company. For a discussion of KAPS shares and G Shares, see the Compensation Discussion and Analysis, above. Other restricted shares are subject to restrictions on transfer and risk of forfeiture until earned by continued service and vest as follows: 50% on the second anniversary and the remaining 50% on the third anniversary of grant, except as otherwise described below.

Mr. McComb’s Restricted Stock Awards were issued under the 2005 Stock Incentive Plan pursuant to his employment agreement. See “Employment Agreements — William L. McComb” and the Compensation Discussion and Analysis, above.

The following table provides information regarding individual outstanding unvested restricted stock awards granted to the PEO, PFO and other Named Executive Officers including G Shares (“G”), KAP Shares (“K”), and other restricted shares (“R”):

Outstanding Equity Awards at Fiscal Year-End Table

				Grant
Name	Share Amount		Grant Date	Type

William L. McComb, PEO	87,952	(a)	November 6, 2006	R

Andrew C. Warren, PFO	25,780	(b)	July 13, 2007	R

David McTague	5,980	(c)	August 14, 2007	R

Nicholas Rubino	2,500		July 13, 2007	R
	1,300		March 2, 2007	R
	750		February 27, 2006	R
	3,000		January 19, 2004	G

Michael Scarpa	18,500		December 1, 2008	R

Lawrence McClure	14,085		December 16, 2008	R
	8,000		March 7, 2005	K

(a)	Reflects unvested shares of restricted stock issued to Mr. McComb on November 6, 2006 pursuant to the terms of his Employment Agreement. (See “Employment Agreements — William L. McComb,” above).

(b)	Reflects shares of restricted stock issued to Mr. Warren on July 13, 2007 upon commencement of his employment. 9,550 of these shares vest on the fifth anniversary of the grant date. The remaining 16,230 shares vest in equal amounts on the second and third anniversary of the grant date.

(c)	Reflects invested shares of restricted stock issued to Mr. McTague on August 14, 2007 upon commencement of his employment. These shares vest in equal amounts on the second and third anniversary of the grant date.

(d)	For Mr. Rubino, 3,000 shares granted January 19, 2004 (indicated “G”) will vest on the sixth anniversary of grant if not accelerated prior based on performance of the Company versus peers. The remaining restricted shares (indicated as “R”) will vest on third anniversary of grant.

(c)	For Mr. Scarpa, restricted shares granted pursuant to his termination of employment are restricted from sale or transfer until the first anniversary of grant.

(d)	For Mr. McClure, 825 of the shares granted on March 2, 2008 vested on March 2, 2008, 2,500 of the shares granted on February 27, 2006 vested on February 27, 2008, 2,000 of the shares granted March 7, 2005 (indicated “K”) vested April 1, 2008. All other restricted shares granted pursuant to his termination of employment are restricted from sale or transfer until the first anniversary of grant.

Nonqualified Deferred Compensation

The following table reflects information concerning the Company’s unfunded Supplemental Executive Retirement Plan (the “SERP”). The SERP permits eligible employees to defer on a pre-tax basis receipt of up to 50% of their salary and their entire annual cash incentive bonus. In addition, the Company may make contributions to the executive’s SERP account to make up for the limitations imposed by the IRS on Company profit sharing and matching contributions under the Savings Plan.

The SERP provides for notional investment options for participants, including mutual funds and the Company’s Common Stock, whereby a participant’s account is credited with the rate of return realized by the participant’s designated investments. No actual shares of stock are purchased by or on behalf of the participant.

SERP participants can elect to receive a distribution from their SERP accounts either at their retirement or at a date at least three years after the date the amount was deferred, subject to the right to elect to postpone such distribution. Distributions are also made upon the occurrence of certain events, including death, or in the event of a financial emergency. In addition, as permitted by final IRS regulations relating to deferred compensation, in 2008 the SERP was amended to allow all participants to elect by December 31, 2008 to receive a one-time distribution of amounts accrued under the Plan after the original adoption of the deferred compensation tax regulations in 2004.

Nonqualified Deferred Compensation Table

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions in	Earnings	Withdrawals/	at Last
	in Last FY	Last FY	in Last FY	Distributions	FYE
Name	($)	($)(1)	($)	($)	($)

William L. McComb, PEO	0	32,100	(2,295)	0	45,805

Andrew C. Warren, PFO	60,052	11,115	(12,135)	0	59,032

David McTague	0	17,100	0	0	17,100

Elizabeth Reeves	0	0	0	0	0

Nicholas Rubino	0	5,356	(34,728)	0	400,257

Michael Scarpa	16,875	0	7,226	0	551,618

Lawrence D. McClure	92,416	0	(135,535)	0	1,026,442

(1)	The column “Registrant Contributions In Last Fiscal Year” reflects the amount contributed by the Company in February 2009 with respect to services rendered during fiscal 2008. This amount is also included in the column “Aggregate Balance at Last Fiscal Year End” and under “All Other Compensation” in the “Summary Compensation Table,” above.

Severance and Change-In-Control Arrangements

Agreements with William L. McComb.

Employment Agreement.  Pursuant to the terms of Mr. McComb’s employment agreement, if Mr. McComb is terminated by the Company without “Cause” or if Mr. McComb terminates his employment for “Good Reason”, or if the Company fails to timely renew the employment agreement (i) the Company will pay Mr. McComb $4,000,000; (ii) the Make-Whole Restricted Shares will immediately vest in full; (iii) the Other Restricted Shares will vest in the following percentages: (A) if the termination occurs on or after November 6, 2007, 25% will vest, and (B) if the termination occurs on or after November 6, 2009, an additional 25% will vest; and (iv) the Company will provide Mr. McComb and his family with coverage for two years under the Company’s medical, dental, vision, long-term disability and life insurance programs. If Mr. McComb’s employment is terminated on account of his death or disability (i) the Company will continue to provide Mr. McComb and/or his family with coverage for one year under the Company’s medical, dental, long-term disability and life insurance programs; and (ii) all of his equity awards which were unvested on the date of such termination due to his death or disability will immediately vest. As part of his Agreement, Mr. McComb is subject to non-competition, non-solicitation and non-disparagement covenants during his employment term and for 18 months thereafter.

“Good Reason” as defined in the employment agreement includes: (i) the assignment to Mr. McComb of any duties inconsistent with his position (including status, office, title and reporting requirements), authorities, duties or other responsibilities; (ii) the relocation of the Company’s principal executive offices to a location more than thirty-five (35) miles if such move increases Mr. McComb’s commute by more than thirty-five (35) miles; or (iii) an uncured material breach by the Company of any of its material obligations under the employment agreement.

“Cause” as defined in the employment agreement includes: (i) the willful and intentional failure or refusal by Mr. McComb to perform any material duties, responsibilities or obligations; (ii) any willful or intentional act of fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude affecting the Company, its employees, customers or suppliers; (iii) conviction of a felony, or conviction of a misdemeanor involving moral turpitude; (iv) any willful or intentional act which could reasonably be expected to injure the reputation, business or relationships of the Company; or (v) the willful and intentional failure to comply with requests or directions of the Board of Directors.

Executive Termination Benefits Agreement.  In conjunction with the Employment Agreement, the Company and Mr. McComb have also entered into an Executive Termination Benefits Agreement. If, during the three years following a “Change-in-Control” of the Company (or following a “Potential Change in Control,” both terms as defined in the Executive Termination Benefits Agreement), Mr. McComb’s employment is terminated without “Cause” or for “Good Reason” (both terms as defined below, and such terminations, “Covered Terminations”), the Company will pay Mr. McComb an amount equal to (i) three times the sum of his annual base salary plus his average annual bonus; (ii) any earned but unpaid bonus as of the termination of his employment; and (iii) a pro-rata bonus for the number of months Mr. McComb was employed during the fiscal year in which his employment was terminated. Additionally, in the event of a “Covered Termination” (i) the Company will provide Mr. McComb and his dependents with life, medical, dental, health, and disability insurance benefits for three years at least equal, in type and level, to those Mr. McComb and his dependents were receiving immediately prior to termination; (ii) all unvested amounts, if any, under the Company’s Supplemental Executive Retirement Plan will become fully vested; and (iii) all outstanding equity awards granted to Mr. McComb under any of the Company’s stock incentive plans will become immediately fully vested.

“Good Reason” includes: (i) failure to elect or re-elect Mr. McComb to the same or substantially equivalent offices or positions held with the Company prior to the Change-In-Control; (ii) a significant adverse change in the nature of scope of the authorities, powers, functions, duties or responsibilities attached to his position prior to the Change-In-Control; (iii) failure to pay salary or other monies owed, or a material reduction of the base salary or bonus target prior to a Change-In-Control without consent; (iv) relocation of the executive more than fifty (50) miles from the Company’s offices at which Mr. McComb was based prior to the Change-In-Control; (v) failure to continue to provide or to replace any benefits or any then ongoing compensation plan in effect prior to a Change-In-Control that is material to Mr. McCombs’ total compensation opportunity, including any stock incentive plan; (vi) Company’s failure to obtain an agreement from its successor to perform Company’s obligations under the

Executive termination benefits agreement; and (vii) any termination not in accordance with the terms of the Employment Agreement.

“Cause” includes: (i) the willful and intentional failure or refusal by Mr. McComb to perform any material duties, responsibilities or obligations; (ii) any willful or intentional act of fraud, including misrepresentation, theft, embezzlement, dishonesty or moral turpitude (“Fraud”); (iii) conviction of a felony, or conviction of a misdemeanor involving Fraud; and (iv) Mr. McComb’s inability to perform his material duties, responsibilities or obligations due to his physical or mental incapacity.

A “Change-In-Control” occurs if: (i) any person becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act, as amended from time to time) of 25% or more of (A) the then outstanding shares of Common Stock or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; (ii) if the incumbent board as of October 13, 2006 (the “2006 Incumbent Board”) ceases to constitute a majority of the Board, without the approval of two-thirds of the 2006 Incumbent Board, subject to certain exceptions; (iii) consummation of a reorganization, merger or consolidation of the Company, subject to certain exceptions; (iv) sale of all or substantially all of the assets of the Company, subject to certain exceptions; or (v) the stockholders approve a complete liquidation or sale of the Company.

A “Potential Change-In-Control” occurs if (i) the Company enters into an agreement which would result in the occurrence of a Change in Control; (ii) a public announcement is made (including by the Company) of an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of the executive termination benefits agreement, a Potential Change in Control has occurred; provided that the Board is not precluded from adopting a resolution to the effect that for purposes of termination benefits agreement, it is the good faith opinion of the Board that a Potential Change in Control has been abandoned and that a Potential Change in Control no longer exists.

To the extent any of the payments described in the Executive Termination Benefits Agreement subject Mr. McComb to the excise tax imposed by Section 4999 of the IRS Code (so called “golden parachute” excise taxes), the Company has agreed to pay Mr. McComb an additional amount such that he would be in the same after-tax position as he would have been had no excise tax been imposed. Notwithstanding the preceding sentence, no additional payments will be made by the Company if the payments to Mr. McComb do not exceed the lesser of (i) 105% of three times his “base amount” (as defined in the IRS Code), or (ii) $250,000 plus three times his “base amount.” In such an instance, the other payments to Mr. McComb will be reduced so that no excise tax is imposed on Mr. McComb.

Following is a table indicating potential payments to Mr. McComb if his employment were to have been terminated on January 3, 2009. The amount indicated for the Restricted Stock for which vesting accelerated was calculated based on the closing price of Common Stock on January 2, 2009, $3.31 (the “January 2 Price”), the last trading day prior to January 3. The amount indicated for Options for which vesting accelerated was calculated base on the difference between the exercise price of the applicable stock option and the January 2 Price.

			Change-
	Good Reason/	Death/	In-Control $
William L. McComb	No Cause $	Disability $	(2007 amounts)

Cash	4,000,000	—	4,625,000

Options	0	0	180,000

Restricted Stock	136,132	206,875	291,289

Health Benefits	28,733	6,686	28,733

Tax Benefit	—	—	—

Total	4,164,865	213,561	5,125,022

Agreements with the other Named Executive Officers.

Executive Severance Agreements.  The Company has severance agreements with each of David McTague, Elizabeth Reeves, Nicholas Rubino and Andrew Warren, providing that in the event that any of such officer’s employment is terminated by the Company during the term of the agreement, other than for cause, death or disability, or by such officer for certain specified reasons, then such officer shall be entitled to receive, in lieu of any other cash severance payment and in exchange for a release of all claims against the Company, a lump sum payment equal to the sum of two times (i) the officer’s then current annual base salary and (ii) an amount equal to the officer’s then target annual bonus, as well as continued health and welfare benefits for six months following such a termination. These agreements also subject the officer to certain non-competition and non-solicitation provisions. If necessary to prevent such officer from being subject to tax under Section 409A of the Internal Revenue Code, any payments made under the severance agreement will not be paid until six months after employment termination. As part of the agreement, each such executive is subject to non-competition, non-solicitation and non-disparagement covenants during the officer’s employment term and for 18 months thereafter.

“Cause” is defined as (i) the willful and intentional failure or refusal to perform any material duties, responsibilities or obligations; (ii) Fraud; or (iii) conviction of a felony, or conviction of a misdemeanor involving Fraud.

“Good Reason” as defined in the agreement includes: (i) the executive being assigned duties inconsistent with the executive’s position at the applicable date, without executive’s consent; (ii) the Company moving its principal executive offices by more than 35 miles if such move increases the executive’s commuting distance by more than 35 miles; (iii) a material reduction in the executive’s base salary; or (iv) a material breach by the Company of any of its material obligations under any employment agreement between the executive and the Company then in effect.

Restricted Stock Grants.  Mr. Rubino was previously granted restricted G Shares, which pursuant to the terms of grant, have not vested. G Share vesting is accelerated in the event of the executive’s death or disability or in the event of a change-in-control.

Stock Options.  Each of Ms. Reeves and Messrs. McTague, Rubino and Warren were previously awarded options to purchase Company stock which vest in the event of an employment termination following a change-in-control.

Following are tables indicating potential payments to Ms. Reeves and Messrs. McTague, Rubino and Warren if employment were to have been terminated on January 3, 2009. The amount indicated for the Restricted Stock for which vesting accelerated was calculated based on the January 2 closing Fair Market Value of $3.31. The amount indicated for Options for which vesting accelerated was calculated base on the difference between the exercise price of the applicable stock option and the January 2 price:

			Change-in-	Change-in-
	Good Reason/	Death/	Control	Control
Andrew Warren	No Cause	Disability	(single-trigger)	(double-trigger)

Cash	2,450,000	—	—	2,450,000

Options	—	—	—	90,000

Restricted Stock	31,611	—	—	31,611

Health Benefits	15,491	6,643		15,285

Total	2,497,102	6,643	—	2,587,102

			Change-in-	Change-in-
	Good Reason/	Death/	Control	Control
David McTague	No Cause	Disability	(single-trigger)	(double-trigger)

Cash	2,800,000	—		2,800,000

Options	—	—		90,000

Restricted Stock	—	—		—

Health Benefits	15,285	6,559		15,285

Total	2,815,285	6,559		2,905,285

				Change-in-
	Good Reason/	Death/	Change-in-Control	Control
Nicholas Rubino	No Cause	Disability	(single-trigger)	(double-trigger)

Cash	1,320,000	—

Options	—	—		15,000

Restricted Stock	—	9,930	9,930	9,930

Health Benefits	15,491	6,643		15,491

Total	1,335,491	16,573	9,930	40,421

			Change-in-	Change-in-
	Good Reason/	Death/	Control	Control
Elizabeth Reeves	No Cause	Disability	(single-trigger)	(double-trigger)

Cash	1,487,500	—		1,487,500

Options	—	—		22,500

Restricted Stock	—	—		—

Health Benefits	15,505	6,686		15,505

Total	1,503,005	6,686		38,005

Other Officers

Messrs. McClure and Scarpa had executive severance agreements providing substantially similar terms as described above, except that the sum payable would be one time annual base salary and target bonus. Under the terms of his severance, Mr. McClure received $892,500. In addition to the lump sum cash severance provided for in his agreement, Mr. McClure received:

•	an additional cash payment of $90,000 and a grant of 14,085 fully-vested shares of Common Stock with a value on the grant date of $42,678 in exchange for his agreement to continue in his position until his replacement could be identified and to ensure an orderly transition of responsibilities, and

•	pro rata eligibility to earn performance shares granted in 2007 under the retirement provisions of the award agreement (the 2007 Performance Share Award), with a value of to be determined based on Company performance through 2009, and with the actual number of shares delivered to be determined at such time.

For Mr. Scarpa, under the terms of his severance agreement, he received $1,575,000. In addition to this lump sum cash severance provided for in his agreement, Mr. Scarpa received a grant of 18,500 restricted shares of Common Stock, which will vest November 30, 2009 in recognition of his long service to the Company and his forfeiture of significant equity award participation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

The following table sets forth certain information concerning any person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding shares of the Company’s Common Stock:

		Percentage of
	Amount and Nature of	Outstanding
Name and Address of Beneficial Owner	Beneficial Ownership	Common Stock

FMR Corp.(1)	14,066,340	14.85%
Edward C. Johnson, 3rd
Fidelity Management & Research Company
82 Devonshire Street
Boston, Massachusetts 02109

Barclays Global Investors, N.A.(3)	6,938,516	7.33%
400 Howard Street
San Francisco, CA 94105

Wellington Management Company, LLP(2)	6,536,254	6.90%
75 State Street
Boston, Massachusetts 02109

(1)	Based upon information as of December 31, 2008, contained in an Amendment to Schedule 13G, dated February 17, 2009, filed with the S.E.C. by FMR Corp. (“FMR”), Edward C. Johnson 3rd, Fidelity Management & Research Company (“Fidelity”), Fidelity Low Priced Stock Fund and Fidelity Value Fund. According to the Amended Schedule 13G, the shares of Common Stock listed include: (i) 14,066,340 shares beneficially owned by Fidelity, a wholly owned subsidiary of FMR and a registered investment advisor, as a result of acting as investment advisor to several registered investment companies; (ii) 5,000,000 shares beneficially owned by Fidelity Low Priced Stock Fund, an investment company; (iii) 5,479,700 shares beneficially owned by Fidelity Value Fund, an investment company; and (iv) 409,710 shares beneficially owned by Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR and a bank.. According to the Schedule 13G, Mr. Johnson and FMR each has sole power to dispose of the shares beneficially owned by Fidelity, and neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares beneficially owned by Fidelity, which power resides with the funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Board of Trustees. Mr. Johnson and FMR, through its control of Pyramis, each has sole dispositive power over the shares beneficially owned by Pyramis, and sole power to vote or to direct the voting of such shares.

(2)	Based on information as of December 31, 2008 contained in an Amendment to Schedule 13G, dated February 5, 2009, filed with the S.E.C. by Barclays Global Investors, N.A. (“Barclays”) shares indicates are held by Barclays in trust accounts for the economic benefit of the following: Barclays; Barclays Global Fund Advisors; Barclays Global Investor Ltd.; Barclays Global Investing Japan Limited; Barclays Global Investors Canada Limited; Barclays Global Investors Australia Limited; and Barclays Global Investors (Deuterland) AG. Barclays Global, in its capacity as investment advisor, may be deemed to beneficially own 6,938,516, shares of Company, which are held of record by clients of Barclays Global.

(3)	Based on information as of December 31, 2008, contained in an Amendment to Schedule 13G, dated February 17, 2009, filed with the S.E.C. by Wellington Management Company, LLP (“Wellington Management”). Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own 6,536,254 shares of Company, which are held of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

Directors and Executive Officers

The following table sets forth, as of March 24, 2009, the number of shares of Common Stock (the Company’s only voting security) beneficially owned by each Director, each Director nominee, each of the Named Executive Officers, and by all Directors, Director nominees and the executive officers of the Company as a group.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership(1)	Class(2)

William L. McComb(3)	[333,227]	*	%
Bernard W. Aronson(4),(5)	[74,136]	*
Daniel A. Carp(5)	[46,998]	*
Raul J. Fernandez(5),(6)	[70,463]	*
Kenneth B. Gilman(5)	[44,101]	*
Nancy J. Karch(5),(7)	[69,030]	*
Kenneth P. Kopelman(5),(8)	[75,275]	*
Kay Koplovitz(5),(8)	[111,570]	*
Arthur C. Martinez(5),(9)	[69,745]	*
Oliver R. Sockwell(5),(10)	[62,438]	*
Andrew C. Warren(11)	[70,520]	*
David McTague(12)	[13,987]	*
Elizabeth Reeves	[10,000]	*
Nicholas Rubino(13)	[17,364]	*
All Directors and executive officers as a group (14 persons)(14)		1%

*	Less than 1%

(1)	Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting power and sole investment power with respect to the securities indicated as owned by them. The amounts indicated assume the exercise of all stock options held by Directors and executive officers under the Company’s stock option plans which are exercisable within 60 days of March 24, 2009 (“Exercisable Options”).

(2)	Based on [ ] shares outstanding as of March 24, 2009, plus shares issuable upon the exercise of Exercisable Options as noted.

(3)	Includes 211,267 shares issuable upon the exercise of Exercisable Options and 87,952 restricted shares granted pursuant to Mr. McComb’s employment agreement (see “Employment Agreements — William L. McComb,” above).

(4)	Includes 19,000 shares issuable upon the exercise of Exercisable Options.

(5)	Includes shares acquired under the outside Directors’ compensation program, receipt of which has been deferred under the Outside Directors’ Deferral Plan as follows: Mr. Aronson: 43,830 shares; Mr. Carp: 44,038 shares; Mr. Fernandez: 2,488 shares; Mr. Gilman: 39,101; Ms. Karch: 50,637 shares; Mr. Kopelman: 21,273 shares; Ms. Koplovitz: 75,861 shares; Mr. Martinez: 49,747 shares; and Mr. Sockwell: 13,410 shares.

(6)	Includes 13,500 shares issuable upon the exercise of Exercisable Options.

(7)	Includes 10,000 shares issuable upon the exercise of Exercisable Options.

(8)	Includes 21,000 shares issuable upon the exercise of Exercisable Options.

(9)	Includes 18,000 shares issuable upon the exercise of Exercisable Options.

(10)	Includes 6,000 shares issuable upon the exercise of Exercisable Options.

(11)	Includes 39,740 shares issuable upon the exercise of Exercisable Options and 25,780 restricted shares.

(12)	Includes 8,007 shares issuable upon the exercise of Exercisable Options, and 5,980 restricted shares.

(13)	Includes 8,000 shares issuable upon the exercise of Exercisable Options, and 6,150 restricted shares.

(14)	Includes 375,514 shares issuable upon the exercise of Exercisable Options, and 125,862 restricted shares, issued under the Company’s stockholder — approved stock incentive plans, and other shares indicated as included in the foregoing footnotes.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of the four Directors listed below. The Committee’s responsibilities are set forth in the Committee’s written charter adopted by the Board of Directors (the “Charter”). The Committee reviews and reassesses the Charter annually, and recommends any proposed changes to the full Board for approval. A copy of the Charter is available at the Company’s website at www.lizclaiborneinc.com under “Corporate Governance” in the Investor Relations section. A copy may also be obtained by sending a request care of the Company’s Corporate Secretary at 1441 Broadway, New York, NY 10018.

The Committee met with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”), with and without management present, to review and discuss the overall scope and plans for the audit of the Company’s consolidated financial statements for the fiscal year ended January 3, 2009 and the results of such audit. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Committee reviewed and discussed the Company’s accounting principles and procedures and the Company’s financial statements presentation with management and Deloitte & Touche, including a review of any significant financial reporting issues and the selection, application and disclosure of the Company’s accounting policies, including policies for which management is required to exercise discretion or judgment regarding implementation. These discussions included consideration of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and the clarity of disclosure in the Company’s financial statements. In addition, during 2008 the Committee met timely with management and Deloitte & Touche to review each of the Company’s quarterly results.

The Committee also discussed and reviewed with Deloitte & Touche all communications required under generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Deloitte & Touche with the Committee under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

In addition, Deloitte & Touche provided to the Committee a formal written statement describing all relationships between Deloitte & Touche and the Company that might bear on Deloitte & Touche’s independence as required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees) and the PCAOB. The Committee reviewed and discussed with Deloitte & Touche any matters that may impact Deloitte & Touche’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Committee’s attention as a result of its review of Deloitte & Touche’s statement or its discussions with Deloitte & Touche that would indicate that Deloitte & Touche lacked such objectivity or independence.

The Committee met with the Company’s internal auditors to review and discuss the Company’s work in complying with the requirements of Section 404 under the Sarbanes-Oxley Act of 2002 regarding the internal control over financial reporting and management’s assessment of the Company’s internal control over financial reporting. Further, the Committee discussed with Deloitte & Touche the firm’s opinion on internal control over financial reporting. The Committee also discussed with management areas of potential risk exposure for the Company. Finally, the Committee met with the Company’s internal auditors to review the Company’s internal audit plan, as well as reports on audit projects and internal financial controls.

Based upon the Committee’s receipt and review of the various materials and assurances described above and its discussions with management, Deloitte & Touche and the Company’s internal auditors, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended January 3, 2009 be included in the Company’s Annual Report on Form 10-K for such fiscal year to be filed with the Securities and Exchange Commission. The Board approved such recommendation.

The Committee has appointed Deloitte & Touche as the Company’s independent registered public accounting firm for the 2009 fiscal year. While the Committee has sole authority to appoint the independent registered public accounting firm, the Committee has recommended to the Board that the Company continue its long-standing practice of requesting that stockholders ratify the appointment.

NANCY J. KARCH (Chair)
KENNETH B. GILMAN
ARTHUR C. MARTINEZ
OLIVER R. SOCKWELL

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The aggregate fees billed by Deloitte & Touche LLP, the Company’s independent registered public accounting firm (“Deloitte & Touche”), for professional services rendered in connection with such firm’s audit of the Company’s fiscal 2008 and fiscal 2007 financial statements, including the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for each such fiscal year, were approximately as follows:

Fees Paid to Deloitte & Touche

	2007	2008
	Fiscal Year	Fiscal Year

Audit Fees(1)	$4,529,000	$4,259,000
Audit-Related Fees(2)	$301,000	$305,000
Tax Fees(3)	$1,224,000	$570,000

Subtotal	$6,054,000	$5,134,000
All Other Fees(4)	$—	$—

Deloitte & Touche Total Fees	$6,054,000	$5,134,000

(1)	Audit Fees. These are fees for professional services performed by Deloitte & Touche for the integrated audit of the Company’s annual financial statements and review of financial statements included in the Company’s unaudited Quarterly Report on Form 10-Q filings, and services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements for such fiscal year.

(2)	Audit-Related Fees. These are fees for assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes employee benefit and compensation plan audits; due diligence related to mergers and acquisitions and divestitures; attestations by Deloitte & Touche that are not required by statute or regulation; and consulting on financial accounting/reporting standards.

(3)	Tax Fees. These are fees for professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; and tax audit assistance.

(4)	All Other Fees. These are fees for all other services performed by Deloitte & Touche not falling in one or more of the above categories.

The Audit Committee requires that the Committee pre-approve all audit and permitted non-audit services (and related fees) to be provided by the Company’s independent registered public accounting firm or its affiliates, subject to S.E.C. rules which permit certain non-audit services accounting for less than five percent of the total fees paid to the independent registered public accounting firm to be approved by the Committee retroactively (so called “De Minimis Exception”). In making its decisions the Committee considers whether the retention of the independent registered public accounting firm for permitted non-audit services is consistent with maintaining the objectivity and independence of the independent registered public accounting firm. Prior to engaging the independent registered public accounting firm for the next year’s engagement, a list of specific permitted services expected to be rendered during the year and related fees is presented to the Committee for approval. Prior to the engagement, the Committee must pre-approve the specific services requested and related fees. Management and the independent registered public accounting firm update the Committee periodically on actual fees incurred against the fees approved, and approval is required for any fees in excess of the amount originally approved. The Committee must also pre-approve any additional permissible services to be performed by the independent registered public accounting firm or its affiliates. Pursuant to the Audit Committee’s Charter, the Committee may delegate to a subcommittee (which may consist of one or more members) the right to pre-approve such services and fees, provided that decisions of any such subcommittee to grant pre-approvals must be disclosed to the full Committee at its next scheduled meeting.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche as the Company’s independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for the fiscal year ending January 2, 2010. Deloitte & Touche has served as the Company’s independent auditors since May 16, 2002. From June 2001 until their appointment as independent auditors in 2002, Deloitte & Touche served as the Company’s internal auditors.

If Deloitte & Touche’s appointment is not ratified, the Committee will reconsider the appointment.

The Company expects that representatives of Deloitte & Touche will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will respond to appropriate questions.

Voting on the Proposal

The affirmative vote of a majority of the shares of Common Stock voting on this proposal is required for ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the 2009 fiscal year.

Your Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche.

 PROPOSAL 3 — APPROVAL OF AMENDMENT AND RESTATEMENT
OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION
TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENTS

In response to a favorable vote by stockholders at the Company’s 2008 Annual Meeting of Stockholders on a stockholder proposal to eliminate the supermajority vote requirements in the Company’s current Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-laws (the “By-laws”), the Nominating and Governance Committee, as well as the Board, reviewed the supermajority vote provisions in the Certificate of Incorporation, and the implications of removing such provisions. In general, the supermajority vote provisions contained in the Certificate of Incorporation are designed to ensure that stockholders are protected from coercive tactics and receive maximum consideration in a hostile takeover scenario and that certain fundamental changes to the Company’s governance receive the support of a substantial proportion of our stockholders.

After careful consideration, and upon the recommendation of the Nominating and Governance Committee that the supermajority vote provisions be eliminated from the Certificate of Incorporation, the Board agreed and determined that an amendment and restatement of the Certificate of Incorporation is advisable and is in the best interests of the Company and its stockholders. Such amendment and restatement, if adopted, would eliminate (i) the provision contained in Article SEVENTH which requires an affirmative vote of 75% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered as a single class) to remove any director or the whole Board for cause, and (ii) the provision contained in Article FOURTEENTH which requires an affirmative vote of 75% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered as a single class) for such stockholders to adopt, amend, alter, change or repeal any one or more provisions of the By-laws, or amend, alter, change or repeal certain provisions of the Certificate of Incorporation or adopt any provision inconsistent with one or more of such provisions. The proposed amendment and restatement also includes ministerial changes to certain introductory statements and to Articles SIXTH and SEVENTH.

The Board has adopted resolutions approving and declaring the advisability of adopting the proposed amended and restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) and recommends that stockholders approve the Restated Certificate of Incorporation by voting in favor of this Proposal. The current supermajority vote provisions, as well as the effect of the proposed amendments thereto, are described in greater detail below.

Our Current Supermajority Vote Provisions

Under Article SEVENTH of the Certificate of Incorporation, any director or the whole Board may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered as a single class).

Under Article FOURTEENTH of the Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered as a single class) is required to (i) adopt, amend, alter, change or repeal any one or more provisions of the By-laws, or (ii) amend, alter, change or repeal any provision contained in Articles FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH or FOURTEENTH or adopt any provision inconsistent with one or more such provisions. These particular Articles set forth provisions relating to, among other things:

•	the Company’s authorized capital stock and the terms of the Company’s Series A Junior Participating Preferred Stock and Common Stock, other than an increase in the authorized number of shares (Article FOURTH);

•	division of the Board into three classes (Article FIFTH);

•	certain procedures by which stockholders may submit nominations for the election of directors (Article SIXTH);

•	requirements for the removal of directors for cause (Article SEVENTH);

•	the Board’s exclusive authority to call special meetings of stockholders (Article EIGHTH);

•	the requirement that any stockholder action be effected at a duly called annual or special meeting and not by any consent in writing (Article EIGHTH);

•	the Board’s authority to adopt, amend, alter, change or repeal one or more provisions of the By-laws (Article NINTH);

•	indemnification of the Company’s directors and officers (Article TENTH);

•	the authority of the Board to establish committees of the Board (Article ELEVENTH);

•	the calling, conduct and adjournment of meetings of the Board (Articles TWELFTH and THIRTEENTH); and

•	the requirement that an amendment to the foregoing Articles requires the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Company (Article FOURTEENTH).

Elimination of Supermajority Vote Provisions from the Certificate of Incorporation

In determining whether the elimination of the current requirements of supermajority votes to take the actions outlined above is in the best interests of the Company’s stockholders, the Nominating and Governance Committee and the Board considered that such provisions are designed to provide safeguards against takeovers of control of the Company which the Board believes are not in the best interests of the Company and its stockholders. Specifically, they may deter a hostile bidder who seeks to acquire a majority of the outstanding shares through coercive tactics and then seeks to effect a transaction without negotiating with the Board.

The Board also considered the views of investors who believe that these provisions are inconsistent with principles of good corporate governance in that they limit stockholders’ ability to participate effectively in corporate governance. According to some investors, the requirement of a supermajority vote can limit the ability of a majority of the stockholders at any particular time to effect change by essentially providing a veto to a large minority stockholder or group of stockholders. As a related matter, some note the difficulty of obtaining a 75% vote. Others suggest that a lower threshold for stockholder votes can increase stockholders’ ability to participate effectively in corporate governance.

If the proposed amendments were adopted, then the affirmative vote of a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered as a single class) will be required for stockholders to (i) remove any director or the whole Board for cause, (ii) adopt, amend, alter, change or repeal any one or more provisions of the By-laws, or (iii) amend, alter, change or repeal, or adopt any provision inconsistent with any one or more provisions contained in Articles FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH or FOURTEENTH of the Restated Certificate of Incorporation. The approval referred to in clause (iii) of this paragraph is in addition to the requirement that any such amendment must first be approved by the Board.

Approval of this Proposal requires the affirmative vote of at least 75% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered as a single class). An abstention or other failure to vote on this Proposal is not an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is important that you vote your shares in person or by proxy.

If this Proposal were approved by stockholders, it will be effected by the filing of the Restated Certificate of Incorporation with the State of Delaware promptly after the Annual Meeting.

A copy of the Restated Certificate of Incorporation marked to show all changes proposed under this Proposal against the current Certificate of Incorporation is attached as Appendix A to this Proxy Statement, with deletions indicated by strikeout and additions indicated by underline that will be made to the extent stockholders approve the amendments. The current provisions of the Certificate of Incorporation and the Restated Certificate of Incorporation described above are qualified in their entirety by reference to the actual text as set forth in Appendix A.

Upon effectiveness of the amendment of Article FOURTEENTH of the Certificate of Incorporation, the 75% vote requirement for stockholder amendments of the By-laws that is contained in Article VII of the By-laws will be reduced to a majority vote requirement. Article VII of the amended and restated By-laws will then provide that, except as otherwise required by the then effective By-laws or Restated Certificate of Incorporation, the By-laws may be amended, altered, changed or repealed, or new By-laws (not inconsistent with any provision of law or the Restated Certificate of Incorporation) may be adopted, by the stockholders by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

The Board unanimously recommends that you vote FOR this Proposal to approve the amendment and restatement of the Company’s Certificate of Incorporation to eliminate the supermajority vote requirements.

PROPOSAL 4 — STOCKHOLDER PROPOSAL

The following stockholder proposal has been submitted for consideration at the 2009 Annual Meeting:

“Elect Each Director Annually

RESOLVED, shareowners ask that our Company take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year and to complete this transition within one-year.

Statement of Kenneth Steiner

Our current practice, in which only a few directors stand for election annually, is not in the best interest of our Company and its stockholders. Eliminating this staggered system would give stockholders an opportunity to register their view on the performance of each director annually. Electing directors in this manner is one of the best methods available to stockholders to ensure that the Company will be managed in a manner that is in the best interest of the stockholders.

In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them,” said Arthur Levitt, Former Chairman of the Securities and Exchange Commission.

The Council of Institutional Investors also recommends adoption of annual election of each director. This proposal topic also won strong support at the following companies in 2008:

Fortune Brands (FO)	74%	Nick Rossi (Sponsor)
McGraw-Hill (MHP)	70%	Nick Rossi
Eastman Chemical (EMN)	58%	Ray T. Chevedden

The merits of this Elect Each Director Annually proposal should be considered in the context of the need for improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	A shareholder proposal for elimination of supermajority shareholder voting provisions won an overwhelming 89% of our yes and no votes at our 2008 annual meeting. This proposal won our 72% support even when considering shares that did not vote. Six months after our overwhelming vote, our directors had not decided whether to adopt the 2008 proposal.

•	The Corporate Library (TCL) www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“D” in governance.
“High Governance Risk Assessment.”
“Very High Concern” in Takeover Defenses”.

•	We had no shareholder right to:

Cumulative voting.
To act by written consent.
To call a special meeting.

•	Only 40% of CEO pay is incentive based.

•	Our directors served on 5 boards rated “D” or “F” by The Corporate Library (up from 2 D-rated boards in 2007):

Arthur Martinez	PepsiCo (PEP)
Arthur Martinez	IAC/InterActiveCorp (IACI) F-rated
Oliver Sockwell	Wilmington Trust (WL)
Bernard Aronson	Royal Caribbean Cruises (RCL)
Nancy Karch	MasterCard (MA)

•	These directors held 7 of the 13 seats on our key board committees of audit, nomination and executive pay.

•	Yet five of our directors served on no other significant corporate boards-Experience concern.

•	These directors received significant withheld votes of 18% to 21% in 2007:

Raul Fernandez
Kenneth Kopelman
Arthur Martinez

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Elect Each Director Annually — Yes on 4”

Company’s Response To The Proposal

The Board of Directors opposes this proposal and recommends that you vote AGAINST it for the following reasons.

After thoughtful consideration, the Board, following the recommendation of the Nominating and Governance Committee, has determined that this Proposal is not in the best interests of the Company or its stockholders and, accordingly, recommends a vote against it.

The Board believes that the classified board structure, which has been in place at the Company since its initial public offering in 1981, provides stability and continuity and thereby fosters effective long-term strategic planning. Staggered elections also ensure that, at any given time, there are experienced directors serving on the Board who are familiar with the Company and its business, management, strategic goals and challenges. A classified board also benefits the Company and its stockholders because it helps attract and retain director candidates who are willing to make long-term commitments of their time and energy. In addition, electing directors to three-year terms, rather than one-year terms, enhances the independence of non-management directors. This longer term provides a certain amount of independence from special interest groups and others who may have an agenda contrary to the long-term interests of all stockholders. As a result, the accountability for independent directors will be more closely linked to the long-term implications of their decisions rather than short-term results.

Directors elected to three-year terms are equally accountable to stockholders as directors elected annually, since all directors are required to uphold their fiduciary duties to the Company and its stockholders regardless of term. Additionally, last year we adopted majority voting in director elections. Under this standard, any director nominee who receives a greater number of votes “against” than votes “for” will tender his or her resignation to the Board and the Nominating and Governance Committee will then consider the resignation and recommend to the Board whether or not to accept such resignation. The Board will then publicly disclose its decision. Our majority vote standard provides our stockholders with a meaningful way to hold our directors accountable for their actions or failure to act.

The Board believes that a classified board plays an important role in ensuring that the interests of all stockholders are protected and maximized in connection with an unsolicited takeover proposal. The classified board structure is designed to safeguard against a hostile purchaser gaining control of the Company and its assets without paying fair market value for them by removing our directors at a single annual meeting. A classified board provides the incumbent directors at least two annual stockholder meetings to negotiate the best results for our stockholders without a change in control of the Board in any one year. A classified board, by removing the threat of imminent removal, provides a company with time and leverage to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all stockholders and weigh alternative methods of maximizing stockholder value for all stockholders. Nonetheless, although the Company’s classified board can enhance the leverage of the Board in seeking a course of action in the best interests of stockholders, the classified board would not preclude a person from ultimately taking control of the Company.

After careful consideration of this Proposal, the Nominating and Governance Committee and the entire Board have determined that retention of a classified board structure remains in the best interests of the Company and its stockholders. The Board believes that the benefits of a classified board structure do not come at the expense of director accountability. Moreover, the various corporate governance measures implemented by the Board, validates the Board’s commitment to the Company and its stockholders.

The Board of Directors unanimously recommends a vote AGAINST this proposal.

Voting on the Proposal

The affirmative vote of a majority of shares participating in the voting on this stockholder proposal is required for its adoption. Abstentions will not be counted as either “for” or “against” this proposal.

The Company will furnish the name, address and the number of shares of Common Stock held by the stockholder who has submitted the preceding proposal to any person who submits a request in writing to the attention of the Company’s Corporate Secretary at the Company’s principal executive offices at 1441 Broadway, New York, New York 10018 or by telephone at 212-354-4900.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers, certain other officers, and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of such equity securities with the S.E.C. and the N.Y.S.E. To the Company’s knowledge, based solely on the information furnished to the Company and written representations by such persons, all filing requirements under Section 16(a) have been complied with.

OTHER MATTERS

The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Submission of Stockholder Proposals

Stockholder proposals intended to be presented at the 2010 annual meeting of stockholders must be received by the Company, addressed to the attention of the Company’s Corporate Secretary at its principal executive offices at 1441 Broadway, New York, New York 10018, no later than December 4, 2009 in order to be included in the Company’s proxy statement relating to that meeting. Moreover, pursuant to S.E.C. rules, if a stockholder notifies the Company after February 17, 2010 of an intent to present a proposal at the Company’s 2010 annual meeting of stockholders, the proxies named on the proxy card for such meeting will have the right to exercise their discretionary voting authority with respect to such proposal, if presented at such meeting, without including information regarding such proposal in the Company’s proxy materials.

Company Code of Ethics and Business Practices

The Company has established a Code of Ethics and Business Practices which applies to all of its associates, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer, as well as to the Company’s Board of Directors. A copy of the Code is available on the Company’s website at www.lizclaiborneinc.com under “Corporate Governance” in the Investor Relations section. A copy may also be obtained by sending a request care of the Company’s Corporate Secretary at 1441 Broadway, New York, NY 10018. The Company will disclose on the Company’s website any amendment to the Code and any waiver of the Code with respect to the Company’s Directors or executive officers. The Company has established a Compliance Committee, consisting of Elizabeth Reeves, Senior Vice President — Chief Human Resources Officer, Nicholas Rubino, Senior Vice President — Chief Legal Officer, General Counsel and Secretary, and Andrew C. Warren, Executive Vice President — Chief Financial Officer, with responsibility for administering the Code.

By Order of the Board of Directors

-s- Nicholas Rubino
NICHOLAS RUBINO
Senior Vice President — Chief Legal Officer,
General Counsel and Secretary

New York, New York
April [  ], 2009

Appendix A

RESTATED CERTIFICATE OF INCORPORATION
OF
LIZ CLAIBORNE, INC.

The undersigned, Nicholas Rubino, Senior Vice President — Chief Legal Officer, General Counsel and Secretary of Liz Claiborne, Inc. (the “Corporation”) a corporation organized and existing under the Laws of the State of Delaware, does hereby certify as follows:

A: The name of the Corporation is Liz Claiborne, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of the State of Delaware on April 2, 1981.

B: This amended and restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), which amends and restates the Corporation’s current Restated Certificate of Incorporation (the “Certificate of Incorporation”) in its entirety, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

C: The Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

FIRST:  The name of the Corporation is Liz Claiborne, Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporate Law of Delaware.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares, consisting of:

(a) Fifty Million (50,000,000) shares of Preferred Stock, par value one Cent ($.01) per share (hereinafter referred to as “Preferred Stock”); and

(b) Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value One Dollar ($1.00) per share (hereinafter referred to as “Common Stock”).

A.	PREFERRED STOCK:

Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article FOURTH, the Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

(a) The distinctive designation of, and the number of shares of, Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same of other classes of stock and whether such dividends shall be cumulative or non-cumulative;

(c) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same of any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

(e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

(f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

(g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any and all matters voted upon by the stockholders and (ii) the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

B.	COMMON STOCK:

1. After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

2. After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraph A of this Article FOURTH), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, or whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

3. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

C.	OTHER PROVISIONS RELATED TO SHARES OF STOCK:

1. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

2. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph A of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

3. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of Preferred Stock may be authorized or issued from time to time as the Board of Directors, in its sole discretion, shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors in its sole discretion.

4. Shares of Common Stock may be issued from time to time as the Board of Directors in its sole discretion shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors in its sole discretion.

5. Except as otherwise provided in Article FOURTEENTH of this Certificate of Incorporation, the authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

D.	FORM OF POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL AND OTHER RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK:

Section 1.  Designation and Amount.

The designation of the series of Preferred Stock shall be “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 1,500,000.

Section 2.  Dividends and Distribution.

(A) Out of the surplus or net profits of the Corporation legally available for the payment of dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when and as such dividends may be declared by the Board of Directors, quarterly dividends payable in cash on the tenth days of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after December 7, 1988 (the “Rights Declaration Date”) (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock shall have been entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that shall have been outstanding immediately prior to such event.

(B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the data of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares shall be prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date on which shares of Series A Junior Participating Preferred Stock are first issued, or unless the date of issue shall be a Quarterly Dividend Payment Date or shall be a date after the record date for the next Quarterly Dividend Payment Date and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

(C) Dividends payable upon the shares of Series A Junior Participating Preferred Stock shall be cumulative (whether or not in any dividend period or periods there shall be surplus or net profits of the Corporation legally available for the payment of such dividends) so that, if on any Quarterly Dividend Payment Date dividends upon the outstanding shares of Series A Junior Participating Preferred Stock shall not have been paid, or declared and a sum sufficient for the payment thereof set apart for such payment, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared on the shares of Series A Junior Participating Preferred Stock and a sum sufficient for the payment thereof set apart for such payment, before any dividend shall be declared or paid upon or set apart for, or any other distribution shall be made in respect of, or any payment shall be made in respect of, or any payment shall be made on account of the purchase of, the Common Stock or any series of Preferred Stock subordinate to the Series A Junior Participating Preferred Stock.

Section 3.  Distributions to Holders of Series A Junior Participating Preferred Stock and Common Stock.

Out of any surplus or net profits of the Corporation legally available for dividends remaining after full cumulative dividends upon any series of Preferred Stock ranking senior to Series A Junior Participating Preferred Stock shall have been paid for all past dividend periods, and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends on any series of Preferred Stock ranking senior to the Series A Junior Participating Preferred Stock then outstanding to the most recent Quarterly Dividend Payment Date and after the Corporation shall have complied with the provisions in respect of any and all amounts then or theretofore required to be set aside in respect of any sinking fund or purchase fund with respect to any series of Preferred Stock ranking senior to Series A Junior Participating Preferred Stock then outstanding and entitled to the benefit of a sinking fund or purchase fund, and after the Corporation shall have made provision for compliance in respect of the current sinking fund or purchase fund period for any series of Preferred Stock ranking senior to Series A Junior Participating Preferred Stock, then and not otherwise the holders of Series A Junior Participating Preferred Stock shall be entitled to or may receive dividends and redemption payments as provided herein. Out of any surplus or net profits of the Corporation legally available for dividends remaining after full cumulative dividends upon the shares of Series A Junior Participating Preferred Stock than outstanding shall have been paid through the preceding Quarterly Dividend Payment Date, and after the Corporation shall have complied with the provisions in respect of any and all amounts then or theretofore required (if any) to be set aside or applied in respect of any redemption payments in respect of shares of Series A Junior Participating Preferred Stock, then and not otherwise, the holders of Common Stock and of any series of Preferred Stock ranking subordinate to Series A Junior Participating Preferred Stock shall, subject to the rights of any other series of Preferred Stock then outstanding, to Paragraph (A) of Section 2 hereof and to the provisions of the Certificate of Incorporation, be entitled to receive such dividends as may from time to time be declared by the Board of Directors.

Section 4.  Voting.

(A) Holders of shares of Series A Junior Participating Preferred Stock shall be entitled to 100 votes for each share of stock held. In the event the Corporation shall at any time after the Rights Declaration Date (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock,

(iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number of votes by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this Section 4 and except as may be required by applicable law, holders of shares of Series A Junior Participating Preferred Stock shall vote with the Common Stock on all matters required to be submitted to holders of Common Stock and shall not be entitled to vote as a separate class with respect to any matter.

(B) So long as any shares of Series A Junior Participating Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the aggregate number of shares of Series A Junior Participating Preferred Stock at the time outstanding (or such greater percentage as may be required under applicable law), acting as a single class, alter or change the powers, preferences or rights given to the Series A Junior Participating Preferred Stock by the Certificate of Incorporation so as to affect such powers, preferences or rights adversely.

(C) If at the time of any annual meeting of stockholders of the Corporation for the election of directors a default in preference dividends, as the term “default in preference dividends” is hereinafter defined with respect to the Series A Junior Participating Preferred Stock, shall exist, the holders of the Series A Junior Participating Preferred Stock, voting separately as a class with the holders of any other series of Preferred Stock so entitled to vote, shall have the right to elect two members of the Board of Directors; and the holders of the Common Stock shall not be entitled to vote in the election of the directors of the Corporation to be elected as provided in the foregoing clause. Whenever a default in preference dividends shall commence to exist, the Corporation, upon the written request of the holders of 5% or more of the outstanding shares of Preferred Stock so entitled to vote, shall call a special meeting of the holders of the Preferred Stock so entitled to vote, such special meeting to be held within 120 days after the date on which such request shall be received by the Corporation, for the purpose of enabling such holders to elect members of the Board of Directors as provided in the immediately preceding sentence; provided, however that such special meeting need not be called if an annual meeting of stockholders of the Corporation for the election of directors shall be scheduled to be held within such 120 days; and provided further that in lieu of any such special meeting, the election of the directors to be elected thereat may be effected by the written consent of the holders of a majority of the outstanding shares that would be entitled to be voted upon at such special meeting. Prior to any such special meeting or meetings, the number of directors of the Corporation shall be increased to the extent necessary to provide as additional places on the Board of Directors the directorships to be filled by the Directors to be elected thereat. Any director elected as aforesaid by the holders of shares of Preferred Stock or of any series thereof shall cease to serve as such director whenever a default in preference dividends shall cease to exist. If, prior to the end of the term of any director elected as aforesaid by the holders of shares of the Preferred Stock or of any series thereof, or elected by the holders of the Common Stock, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the By-laws; provided, however, that if such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of that class of stock or series thereof which elected the director the vacancy in the office of whom is so to be filled, unless, in any such case, no default in preference dividends shall exist at the time of such election. For the purposes of this Paragraph (C), a “default in preference dividends” with respect to the Series A Junior Participating Preferred Stock shall be deemed to have occurred whenever the amount of dividends in arrears upon the Series A Junior Participating Preferred Stock shall be equivalent to six full quarterly dividends or more, and, having so occurred, such default in preference dividends shall be deemed to exist thereafter until, but only until, all dividends in arrears on all shares of the Series A Junior Participating Preferred Stock then outstanding shall have been paid. The term “dividends in arrears” whenever used in this Paragraph (C) with reference to the Series A Junior Participating Preferred Stock shall be deemed to mean (whether or not in any dividend period in respect of which such term is used there shall have been surplus or net profits of the Corporation legally available for the payment of dividends) that amount which shall be equal to cumulative dividends at the rate for the Series A Junior Participating Preferred Stock for all past quarterly dividend periods less the amount of all dividends paid, or deemed paid, for all such periods upon such Series A Junior Participating Preferred Stock. Nothing herein contained shall be deemed to prevent an increase in the number of directors of the Corporation pursuant to its By-laws as from time to time in effect so as to provide as additional places on the Board of Directors directorships to be filled by the directors so to be elected by the holders of the Series A Junior Participating Preferred Stock, or to prevent any other change in the number of the directors of the Corporation.

(D) Except as set forth herein or as otherwise required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 5.  Reacquired Shares.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock and to be created by resolution or resolutions of the Board of Directors.

Section 6.  Liquidation Rights.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation (“Liquidation”), the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the shares of any series of Preferred Stock subordinate to Series A Junior Participating Preferred Stock as to assets in the event of any Liquidation (“Junior Series”) or on the Common Stock, the amount of $100.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon through the date of final distribution (the “Series A Liquidation Preference”).

(B) The shares of Series A Junior Participating Preferred Stock shall be subordinate to any other series of Preferred Stock unless the provisions of such other series provide otherwise, and shall be preferred over the Common Stock, as to assets in the event of any Liquidation. In the event of any Liquidation, the holders of the shares of Series A Junior Participating Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders (after payment in full of all amounts payable in respect of any series of Preferred Stock ranking senior to Series A Junior Participating Preferred Stock), an amount determined as provided in Paragraph (A) of this Section 6 for every share of Series A Junior Participating Preferred Stock before any distribution of assets shall be made to the holders of any Junior Series or to the holders of the Common Stock. If, in the event of any Liquidation, the holders of the Series A Junior Participating Preferred Stock shall have received all the amounts to which they shall be entitled in accordance with the terms of Paragraph (A) of this Section 6, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Paragraph (C) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being referred to herein as the “Adjustment Number”). Following the payment of the full amount of the Common Adjustment in respect of all outstanding shares of Common Stock, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed to the holders of Series A Junior Participating Preferred Stock and Common Stock in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. If, upon any Liquidation, the amounts payable on or with respect to Series A Junior Participating Preferred Stock and any series of Preferred Stock ranking on a parity with Series A Junior Participating Preferred Stock are not paid in full, the holders of shares of such Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such Preferred Stock were paid in full.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, than in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

(D) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a Liquidation for the purposes of this Section 6.

Section 7.  Consolidation, Merger. etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock shall be exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  Optional Redemption.

(A) The Corporation shall have the option to redeem the whole or any part of the Series A Junior Participating Preferred Stock at any time at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 100 times the “current per share market price” of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after the Rights Declaration Date (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock shall be otherwise entitled immediately prior to such event under the immediately preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event. The “current per share market price” on any date shall be deemed to be the average of the closing prices per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale shall take place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock shall be listed or admitted to trading or, if the Common Stock shall not be listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use or, if on any such date the Common Stock shall not be quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation or, if on such date no such market maker shall be making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common

Stock shall be listed or admitted to trading shall be open for the transaction of business or, if the Common Stock shall not be listed or admitted to trading on any national securities exchange, any day on which trading takes place in the over-the-counter market and prices reflecting such trading are reported by NASDAQ or such other system then in use or, if the shares of Common Stock are not quoted by any such organization, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York shall not be authorized or obligated by law or executive order to close.

(B) Notice of any such redemption shall be given by mailing to the holders of the Series A Junior Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of Corporation. Any notice which shall be mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder shall have received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Junior Participating Preferred Stock.

(C) If less than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata or in such fair and equitable other manner as may be prescribed by resolution of the Board of Directors.

(D) The notice of redemption to each holder of Series A Junior Participating Preferred Stock shall specify (a) the number of shares of Series A Junior Participating Preferred Stock of such holder to be redeemed, (b) the date fixed for redemption, (c) the redemption price and (d) the place of payment of the redemption price.

(E) If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, doing business in the United States of America and having a capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Junior Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding, all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. In case less than all the shares represented by any surrendered certificate shall be redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series A Junior Participating Preferred Stock called for redemption shall look only to the Corporation for payment thereof; provided, however, that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

Section 9.  Ranking.  The Series A Junior Participating Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.  Fractional Shares.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

FIFTH:  1. Subject to the provisions of Article ELEVENTH of this Certificate of Incorporation, the property, business and affairs of the Corporation shall be managed and controlled exclusively by the Board of Directors, who shall have the exclusive right to designate the members of any committees of the Board of Directors and to take any and all other action on behalf of the Corporation, except to the extent otherwise provided by law. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than three nor more than fifteen, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the whole Board. The By-laws of the Corporation may not prescribe any qualifications for directors unless such qualifications are also prescribed in this Certificate of Incorporation. As used in this Certificate of Incorporation and the By-laws of the Corporation, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies. The election of directors need not be by ballot.

2. The Board of Directors shall have the exclusive right to elect the officers of the Corporation, which shall include a President, one or more Vice Presidents, a Secretary, a Treasurer and such other or additional officers as the Board of Directors in its sole discretion may designate. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may be removed from office, either with or without cause, at any time only by the affirmative vote of a majority of the whole Board. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term only by the Board of Directors. Each of the officers of the Corporation shall have such powers and duties as generally pertain to his or her respective office as well as such powers and duties as from time to time may be conferred upon him or her by the Board of Directors, except that such powers and duties may from time to time be expanded, restricted or limited only by the Board of Directors.

3. Except as may otherwise be determined by the Board of Directors, only the President, or any other officer of the Corporation authorized by the Board of Directors, shall have the power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any other corporation in which the Corporation may hold securities, exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such securities at any such meeting and have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such securities.

4. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1981, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the tern of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

SIXTH:  1. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the chief executive officer of the Corporation on behalf of the Board of Directors.

2. Each notice under subparagraph 1 of this Article SIXTH shall set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee and (c) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

3. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, shall so declare to the meeting, in which event the defective nomination shall be disregarded.

SEVENTH:  Notwithstanding any other provisions of this certificate or in the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), any director or the whole Board may be removed at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article SEVENTH shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

EIGHTH:  The Board of Directors shall have the exclusive power to call special meetings of the stockholders. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

NINTH:  The Board of Directors, by the affirmative vote of a majority of the whole Board, shall have the power to adopt, amend, alter, change or repeal one or more provisions of the By-laws of the Corporation, subject to the power of the stockholders as set forth in Article FOURTEENTH hereof to adopt, amend, alter, change or repeal one or more provisions of the By-laws made, amended, altered, changed or repealed by the Board of Directors.

TENTH:  The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware or any other applicable laws as may from time to time be in effect, indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The Corporation’s obligation to indemnify and to prepay expenses under this Article TENTH shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the Certificate of Incorporation or the By-laws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation, the By-laws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article TENTH which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken.

ELEVENTH:  The Board of Directors may, from among its own members, in its discretion and by the affirmative vote of a majority of the whole Board, designate an Executive Committee, such committee to consist of three or more members of whom one member may be designated as Chairman of the Executive Committee, and one or more other committees, each such other committee to consist of one or more members. Subject to the limitations set forth below in this Article ELEVENTH, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the corporate seal to be affixed to all papers which may require it. Other committees designated by the Board of Directors shall have such powers and authority as shall be specified in the resolution or resolutions whereby such committees are designated. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. No committee shall have or exercise the powers and authority of the Board of Directors with respect to amending this Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending any one or more provisions of the By-laws of the Corporation, declaring dividends, designating committees, filling vacancies among committee members or removing officers of the Corporation, or, unless the resolution of the Board of Directors expressly so provides, authorizing the issuance of stock. A majority of the members of a committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Each action taken by any committee shall be reported in writing to the Board of Directors. Special meetings of any committee may be called by the President, Secretary or any Vice President of the Corporation upon the same notice, which need be given only to members of the committee, as is provided with regard to special meetings of the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of or to discharge, any committee.

TWELFTH:  1. The Board of Directors shall hold its regular and special meetings at such times and places either within or without the State of Delaware, and on such notice, if any, as the Board of Directors may from time to time determine. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any required notice of the place of the meeting at which participation is by means of conference telephone or similar communications equipment shall be sufficient if such notice designates as the place of the meeting the place at which one or more of the participants in the meeting is located at the time the meeting is held.

2. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

THIRTEENTH:  A majority of the directors then in office (but in no event less than one-third of the whole Board) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting of the Board of Directors to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by law or this Certificate of Incorporation, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

FOURTEENTH:  Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required (a) to adopt, amend, alter, change or repeal any one or more provisions of the By-laws of the Corporation or (b) to amend, alter, change or repeal, or adopt any provision inconsistent with any one or more provisions contained in Articles FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH or this Article FOURTEENTH of this Certificate of Incorporation; provided, however, that the total number of shares of all classes of capital stock which the Corporation shall have authority to issue, and the portion thereof consisting of Common Stock, as provided in

Article FOURTH of this Certificate of Incorporation, may be increased by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

FIFTEENTH:  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of Title B of the Delaware Code (relating to the General Corporation Law of Delaware), as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after approval by the stockholders of this Article FIFTEENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. No amendment to or repeal of this Article FIFTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned have signed this Amended and Restated Certificate of Incorporation this           day of           2009.

Nicholas Rubino
Senior Vice President — Chief Legal Officer
General Counsel and Secretary

Preliminary
Liz Claiborne, Inc. 1441 Broadway New York, New York 10018 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Thursday, May 21, 2009 The Proxy Statement, Annual Report and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/liz This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 7, 2009 to facilitate timely delivery. Dear Liz Cla iborne, Inc. Stockholder: The 2009 Annual Meeting of Stockholders of Liz Claiborne, Inc. (the “Company”) wil be held at our offices at 1441 Broadway, New York, New York, on Thursday, May 21, 2009 at 10:00 a.m. local time. For directions please call 212-626-5777. Proposals to be considered at the Annual Meetin g: (1) to elect three Directors to serve until the 2012 annual meeting of stockholders of the Company; (2) to ratify the appointment of Deloitte & Touche LLP as the Company’s in dependent regis tered public accounting fir m for 2009; (3) to vote on a charter amendment to remove supermajority votin g provisions; (4) to vote on a stockhold er proposal as described n i the Proxy Statement; and (5) to consider and act upon any other business that may properly come before the meeting or any adjo urnment(s) thereof. Management recommends a vote “FOR” Items 1, 2 and 3. Management recommends a vote “AGAINST” Item 4. The Board of Dir ectors has fixed the close of business on March 24, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. CONTROL NUMBER You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for receiving a copy. Please make your request for a copy as instructed below on or before May 7, 2009 to facilitate a timely delivery. Meeting Location: Liz Claiborne, Inc. 1441 Broadway New York, New York 10018 The following Proxy Materials are available for you to review online: • the Company’s 2009 Proxy Statement (includin g all attachments thereto); • the Company Annual Report for the year ended January 3, 2009 (which s i not deemed to be part of the official proxy solic iting materials); and • any amendments to the foregoin g materia ls that are required to be furnished to stockholders. To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number) Tele phone: 1-888-313-0164 (outside of the U.S and Canada call 201-680-6688), Email: shrrelations@bnymellon.com Internet: http://bnymellon.mobular.net/bnymellon/liz ACCESSING YOUR PROXY MATERIALS ONLINE YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY. The Proxy Materials for Liz Claiborne, Inc. are available to review at: http://bnymellon.mobular.net/bnymellon/liz Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materia ls online OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY. VOTE BY INTERNET Use the Internet to vote your shares. Have this card in hand when you access the above web site. On the top right hand side of the web site cli ck on “Vote Now ” to access the electronic proxy card and vote your shares

Preliminary
The Board of Directors recommends a vote FOR all nominees, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. Ple ase mark your votes as X n i dicated in this example 1. Election of Directors (Term Expiring In 2012) FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Nominees: 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE 01 Bernard W. Aronson & TOUCHE LLP as Independent Registered Public Accounting Firm for fiscal 2009. 02 Nancy J. Karch 3. Charter amendment to remove supermajority voting provision. 4. The Stockholder Proposal as described in the Proxy 03 Kenneth B. Gilman Statement. 5. In accordance with the named proxies’ discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the 2009 Annual Meeting of Stockholders. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting are available through 11:59 PM Eastern Time on May 20, 2009 INTERNET http://www.eproxy.com/liz Use the Internet to vote. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote. Have your proxy card in hand when you cal . If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, Important Notice Regarding the Availability of Proxy Materials signed and returned your proxy card. for the Shareholder Meeting to be held on May 21, 2009: You can view the Proxy Statement and 2008 Annual Report on the Internet at http://bnymellon.mobular.net/bnymellon/liz

Preliminary
The Board of Directors recommends a vote FOR all nominees, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. Ple ase mark your votes as X n i dicated in this example 1. Election of Directors (Term Expiring In 2012) FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Nominees: 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE 01 Bernard W. Aronson & TOUCHE LLP as Independent Registered Public Accounting Firm for fiscal 2009. 02 Nancy J. Karch 3. Charter amendment to remove supermajority voting provision. 4. The Stockholder Proposal as described in the Proxy 03 Kenneth B. Gilman Statement. 5. In accordance with the named proxies’ discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the 2009 Annual Meeting of Stockholders. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting are available through 11:59 PM Eastern Time on May 20, 2009 INTERNET http://www.eproxy.com/liz Use the Internet to vote. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote. Have your proxy card in hand when you cal . If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, Important Notice Regarding the Availability of Proxy Materials signed and returned your proxy card. for the Shareholder Meeting to be held on May 21, 2009: You can view the Proxy Statement and 2008 Annual Report on the Internet at http://bnymellon.mobular.net/bnymellon/liz

Preliminary
LIZ CLAIBORNE, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2009 The undersigned hereby appoints WILLIAM L. MCCOMB, NICHOLAS RUBINO and ANDREW C. WARREN, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of LIZ CLAIBORNE, INC., to be held at the offices of Liz Claiborne, Inc. at 1441 Broadway, New York, New York, on Thursday, May 21, 2009, at 10:00 a.m., prevaili ng local time, and at any adjournments or postponements thereof, as set forth on the reverse side hereof. THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF LIZ CLAIBORNE, INC. AND WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED WITH RESPECT TO THE ELECTION OF DIRECTORS, THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, THE CHARTER AMENDMENT TO REMOVE SUPERMAJORITYV OTING PROVISION, THE STOCKHOLDER PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. TO FOLLOW THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN ON THE REVERSE SIDE; NO BOX NEED BE CHECKED. YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. (Continued and to be marked, dated and signed, on the other side) BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O. BOX 3550 (Mark the corresponding box on the reverse side) SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE LIZ CLAIBORNE, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2009 10:00 A.M. OFFICES OF LIZ CLAIBORNE, INC. 1441 BROADWAY NEW YORK, NEW YORK FOR DIRECTIONS, CALL (212) 626-5777 WE INVITE YOU TO JOIN US. YOUR VOTE IS IMPORTANT PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Sim ply lo g on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.